Earnings Press Release and Supplemental Information

3Q 2013

ALEXANDRIA®

WWW.ARE.COM

PROPRIETARY MATERIALS | © 2013 ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

Conference Call Information:

Tuesday, October 29, 2013
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

Number: (888) 637-7738 or (913) 312-0403
Confirmation Code: 7917011

AAA
Cluster Locations

Class A
Laboratory/Office
Assets

Unparalleled
Real Estate Expertise &
Life Science Experience

— High-Quality & Diverse Client Tenant Base —
50%
of Alexandria's Total ABR is from
Investment-Grade Client Tenants

Consistent Operating
Performance in Both
Up & Down Cycles

Solid & Flexible
Capital Structure to
Enable Growth

ALEXANDRIA REAL ESTATE EQUITIES, INC. | ALL RIGHTS RESERVED © 2013

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 4 of the earnings release for further information.

This document is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	i

Contact:	Joel S. Marcus
Chairman, Chief Executive Officer & Founder
Alexandria Real Estate Equities, Inc.
(626) 578-9693
Alexandria Real Estate Equities, Inc.
Reports

Third Quarter Ended September 30, 2013
Financial and Operating Results

EPS – Diluted of $0.35
FFO Per Share – Diluted, as Adjusted, of $1.06
AFFO Per Share – Diluted of $0.99
Total Revenues of $158.6 Million
NOI of $110.9 Million
Significant Delivery of Value-Creation Projects

PASADENA, CA. – October 28, 2013 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced financial and operating results for the third quarter ended September 30, 2013.

Results

•	Net income attributable to Alexandria Real Estate Equities, Inc.’s (“Alexandria’s”) common stockholders – diluted:

•	$24.6 million, or $0.35 per share, for 3Q13 compared to $10.6 million, or $0.17 per share, for 3Q12

•	$72.5 million, or $1.08 per share, for YTD 3Q13 compared to $46.6 million, or $0.75 per share, for YTD 3Q12

•	Funds from operations (“FFO”) attributable to Alexandria common stockholders – diluted, as adjusted:

•	$75.0 million, or $1.06 per share, for 3Q13 compared to $67.1 million, or $1.08 per share, for 3Q12

•	$216.6 million, or $3.23 per share, for YTD 3Q13 compared to $199.1 million, or $3.22 per share, for YTD 3Q12

•	Adjusted funds from operations (“AFFO”) attributable to Alexandria’s common stockholders – diluted:

•	$70.2 million, or $0.99 per share, for 3Q13 compared to $65.0 million, or $1.04 per share, for 3Q12

•	$205.0 million, or $3.06 per share, for YTD 3Q13 compared to $191.4 million, or $3.09 per share, for YTD 3Q12

Core operating metrics

•	Total revenues from continuing operations:

•	$158.6 million for 3Q13, up 11.0%, compared to $142.9 million for 3Q12

•	$463.2 million YTD 3Q13, up 9.2%, compared to $424.2 million for YTD 3Q12

•	Net operating income (“NOI”) from continuing operations:

•	$110.9 million for 3Q13, up 12.4%, compared to $98.6 million for 3Q12

•	$324.0 million for YTD 3Q13, up 8.9%, compared to $297.4 million for YTD 3Q12

•	Same property NOI performance:

•	4.7% and 1.9% increases on a cash and GAAP basis, respectively, for 3Q13 compared to 3Q12

•	6.5% and 2.0% increases on a cash and GAAP basis, respectively, for YTD 3Q13 compared to YTD 3Q12

•	Leasing activity strong during the three months ended September 30, 2013:

•	Executed 57 leases for 829,533 rentable square feet (“RSF”), including 228,311 RSF of development and redevelopment space

•	Rental rate increase of 4.1% and 16.5% on a cash and GAAP basis, respectively, on renewed/re-leased space

•	Occupancy for North American properties, as of September 30, 2013:

•	95.0% for operating properties and 94.5% for operating and redevelopment properties, up 40 basis points (“bps”) and 160 bps, respectively, compared to June 30, 2013

•	Operating margins steady at 70% for 3Q13 and YTD 3Q13

•	Investment-grade client tenants represent 50% of total annualized base rent (“ABR”)

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Third Quarter Ended September 30, 2013
Financial and Operating Results

Value-creation projects and external growth

Value-creation development and redevelopment projects delivered in 3Q13

•	On September 30, 2013, we delivered a build-to-suit development project located at 225 Binney Street in the Greater Boston market:

•	305,212 RSF, 100% leased to Biogen Idec Inc. for 15 years

•	Initial stabilized yields of 7.7% and 8.2% for cash and GAAP, respectively; average cash yield of 8.2%

•	During the quarter ended September 30, 2013, we delivered an aggregate of 155,818 RSF at four redevelopment projects in North America:

•
Total redevelopment spaces aggregating 222,082 RSF with occupancy of 83%, including 155,818 RSF delivered in 3Q13 at an average occupancy of 76%, and 66,264 RSF placed in service prior to 3Q13 with occupancy of 100%

•	Average initial stabilized yields for the 222,082 RSF of 7.0% and 7.1% for cash and GAAP, respectively; average cash yield of 7.3%

Acquisitions
On September 16, 2013, we acquired 407 Davis Drive, a Class A laboratory/office property in our Research Triangle Park market for a total purchase price of $19.4 million. The building consists of 81,956 RSF and is 100% leased to Bayer AG, an existing client tenant of the Company. The initial stabilized cash and GAAP yields are 7.8% and 8.7%, respectively. The average cash yield for the project is 8.7%.
On July 5, 2013, we acquired 10121/10151 Barnes Canyon Road, a 115,895 RSF office property located in the Sorrento Mesa submarket of San Diego, for a total purchase price of $13.1 million. The property is currently 100% occupied with leases that expire in 2014 and 2015. We intend to convert the existing office space through redevelopment when the spaces become available. Initial stabilized yields and average cash yield will be provided upon commencement of the redevelopment.
Dispositions
On July 2, 2013, we executed a purchase and sale agreement to sell our land parcel at 1600 Owens Street in the Mission Bay submarket of the San Francisco Bay Area for an aggregate sales price of $55.2 million. Ownership of the parcel was strategically important to the buyer and we will earn a fee to manage the building construction. This sale is expected to close in December 2013.
Balance sheet

•	Reduced outstanding debt under our unsecured senior line of credit and unsecured senior bank term loans by $802.0 million since December 31, 2012

•	Closed a secured construction loan with aggregate commitments of $245.4 million at a rate of LIBOR + 1.35%, for our development project at 75/125 Binney Street in the Greater Boston market

•	Liquidity of $1.54 billion, consisting of $1.49 billion available under our unsecured senior line of credit and $53.8 million in cash and cash equivalents as of September 30, 2013

•	Net debt to adjusted EBITDA of 6.8x for the three months ended September 30, 2013 (annualized)

•	Fixed charge coverage ratio of 2.8x for the three months ended September 30, 2013 (annualized)

•	Unhedged variable rate debt at 10% of total consolidated debt as of September 30, 2013

•
Non-income-producing assets (CIP and land) at 19% of gross investments in real estate as of September 30, 2013, down from 23% as of December 31, 2012, due to deliveries of development and redevelopment projects noted above

Unsecured senior bank loan financings and repayments

On July 26, 2013, we amended our 2016 unsecured senior bank term loan (“2016 Unsecured Senior Bank Term Loan”) to reduce the interest rate on outstanding borrowings.  We expect to repay the loan over the next one to three years.  In addition, on August 30, 2013, we amended our $1.5 billion unsecured senior line of credit and our 2019 unsecured senior bank term loan (“2019 Unsecured Senior Bank Term Loan”) to reduce the interest rate on outstanding borrowings, extend the maturity dates, and amend certain financial covenants. Also on August 30, 2013, we amended our 2016 Unsecured Senior Bank Term Loan to conform certain financial covenants to those contained in the amended credit agreement related to the unsecured senior line of credit and the 2019 Unsecured Senior Bank Term Loan. The maturity dates below reflect available extension options that we control.

	Balance at 9/30/13		Maturity Date		Applicable Rate		Facility Fee
Facility			Prior	Amended	Prior	Amended	Prior	Amended
2016 Unsecured Senior Bank Term Loan	$500	million	June 2016	July 2016	L +1.75%	L +1.20%	N/A	N/A
2019 Unsecured Senior Bank Term Loan	$600	million	January 2017	January 2019	L +1.50%	L +1.20%	N/A	N/A
$1.5 billion unsecured senior line of credit	$14	million	April 2017	January 2019	L +1.20%	L +1.10%	0.25%	0.20%

On September 30, 2013, we paid down $100 million on our 2016 Unsecured Senior Bank Term Loan to a total outstanding balance of $500 million. During the three months ended September 30, 2013, in conjunction with the refinancing of our unsecured senior bank term loans and the partial repayment of $100 million of our 2016 Unsecured Senior Bank Term Loan, we recognized a loss on early extinguishment of debt totaling $1.4 million, due to the write-off of unamortized loan fees.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	2

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Third Quarter Ended September 30, 2013
Financial and Operating Results

Subsequent events

Update on our ground-up development at 499 Illinois Street

In October 2013, we executed a 10-year lease with a high-quality biopharmaceutical company for 43,625 RSF at 499 Illinois Street in the Mission Bay submarket of the San Francisco Bay Area which is now 77% pre-leased.

Update on our ground-up development at 75/125 Binney Street

During the third quarter of 2013, ARIAD Pharmaceuticals, Inc. (“Ariad”) executed an amendment to their lease at 75/125 Binney Street and increased their RSF by 141,988 to a total of 386,111 RSF, or 99.4% of the entire property. This project represents a ground-up development of two buildings consisting of 167,909 RSF at 75 Binney Street and 220,361 RSF at 125 Binney Street. Each building may accommodate flexible laboratory/office multi-tenancy with relatively minor modifications. During the third quarter of 2013, we updated the design and budget for the expansion requirements for Ariad. Based upon the preliminary design and budget for Ariad’s interior improvements, we expect an increase in both estimated net operating income and estimated cost at completion, with no significant change in our initial cash and GAAP yields and average cash yields. We expect to finalize the design and budget for the interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields.

In October 2013, Ariad announced changes in the clinical development program of Iclusig and discontinuation of the phase 3 Evaluation of Ponatinib versus Imatinib in Chronic Myeloid Leukemia (“EPIC”) trial of Iclusig (ponatinib) in patients with newly diagnosed chronic myeloid leukemia. Ariad's chief scientific officer stated in a recent press release that their decision to stop the EPIC trial was based on the current evaluation of safety data in the trial. Ariad further announced that Iclusig is commercially available in the U.S. and EU for patients with resistant or intolerant CML and Philadelphia-chromosome positive acute lymphoblastic leukemia. Additionally, in a recent investor conference call, management of Ariad indicated that they are working on a substantially revised financial plan. Due to the recent nature of these events, it is too early to predict the impact of these events and we will continue to intensively monitor Ariad's plans.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	3

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Guidance

Based on our current view of existing market conditions and other assumptions, we have updated guidance for earnings per share attributable to Alexandria’s common stockholders – diluted, FFO per share attributable to Alexandria’s common stockholders – diluted, and FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, each for the year ended December 31, 2013.  The table below provides a reconciliation of FFO per share attributable to Alexandria’s common stockholders – diluted, and FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted, non-GAAP measures, to earnings per share, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2013.

Guidance for the Year Ended December 31, 2013	Reported on October 28, 2013	Reported on July 29, 2013
Earnings per share attributable to Alexandria’s common stockholders – diluted	$1.54 - 1.58	$1.53 - 1.63
Add back: depreciation and amortization	2.81 - 2.85	2.76 - 2.86
Less: gain on sale of real estate	(0.01)	(0.01)
Other	(0.01)	(0.01)
FFO per share attributable to Alexandria’s common stockholders – diluted	4.35 - 4.39	4.32 - 4.42
Add back: loss on early extinguishment of debt	0.03	0.03
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$4.38 - 4.42	$4.35 - 4.45
Key projection assumptions:
Same property NOI growth – cash basis	5% - 7%	5% - 7%
Same property NOI growth – GAAP basis	1% - 3%	1% - 3%
Rental rate steps on lease renewals and re-leasing of space – cash basis	3% - 5%	3% - 5%
Rental rate steps on lease renewals and re-leasing of space – GAAP basis	14% - 16%	11% - 13%
Occupancy percentage for operating properties at December 31, 2013	94.3% - 94.8%	94.3% - 94.7%
Straight-line rents	$24 - 26 million	$24 - 26 million
Amortization of above and below market leases	$3 - 4 million	$3 - 4 million
General and administrative expenses	$48 - 51 million	$48 - 51 million
Capitalization of interest	$51 - 57 million	$51 - 57 million
Interest expense, net	$71 - 81 million	$71 - 81 million
Net debt to adjusted EBITDA – three months ended December 31, 2013 – annualized	6.5x	6.5x
Fixed charge coverage ratio – three months ended December 31, 2013 – annualized	3.0x	3.0x
Non-income-producing assets as a percentage of gross real estate as of December 31, 2013	15% - 17%	15% - 17%

We expect that our principal liquidity needs for the year ended December 31, 2013, will be satisfied by the following multiple sources of capital as shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.

Sources and Uses of Capital for the Year Ended December 31, 2013 (in millions)	Reported on October 28, 2013			Reported on July 29, 2013
	Completed	Projected	Total	Total
Sources of capital:
Net cash provided by operating activities less dividends	$93	$32 - 42	$125 - 135	$130 - 150
Land sales	18	55	73	149 - 189
Income-producing asset sales	129	—	129	129 - 134
Secured construction loan borrowings	26	14 - 34	40 - 60	45 - 65
Secured loans assumed in connection with acquisitions	—	48	48	—
Unsecured senior notes payable	500	—	500	500
Common stock offering	536	—	536	536
Available cash and borrowings on unsecured senior line of credit	271	58 - 108	329 - 379	324 - 369
Total sources of capital	$1,573	$207 - 287	$1,780 - 1,860	$1,813 - 1,943

Uses of capital:
Development, redevelopment, and construction	$429	$137 - 167	$566 - 596	$599 - 629
Seller financing of asset sales	39	—	39	39
Acquisitions	33	67 - 117	100 - 150	200 - 300
Secured notes payable repayments	34	3	37	37
Unsecured senior bank term loan repayment	250	—	250	150
Excess cash retained from issuance of unsecured senior notes payable/paydown of unsecured senior line of credit	788	—	788	788
Total uses of capital	$1,573	$207 - 287	$1,780 - 1,860	$1,813 - 1,943

The key assumptions behind the sources and uses of capital in the table above are a favorable capital market environment and performance of our core operations in areas such as delivery of current and future development and redevelopment projects, leasing activity, and renewals.  Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our annual report on Form 10-K for the year ended December 31, 2012, and in subsequent quarterly reports on Form 10-Q.  We expect to update our forecast of sources and uses of capital on a quarterly basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	4

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Earnings Call Information

We will host a conference call on Tuesday, October 29, 2013, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months ended September 30, 2013. To participate in this conference call, dial 888-637-7738 or 913-312-0403 and confirmation code 7917011, shortly before 3:00 p.m. ET/12:00 p.m. noon PT. The audio webcast can be accessed at: www.are.com, in the “For Investors” section. A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Tuesday, October 29, 2013. The replay number is 888-203-1112 or 719-457-0820 and the confirmation code is 7917011.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the third quarter ended September 30, 2013, is available in the “For Investors” section of our website at www.are.com, or by following this link: http://www.are.com/fs/2013q3.pdf.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade real estate investment trust (“REIT”), is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.

•	Pioneered Labspace® niche in 1994, leading to considerable first-mover advantage in AAA cluster locations

•	Core life science cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park

•	High quality Class A laboratory/office assets and operations

•	High-credit client tenants spanning the life science industry, including:

•	Academic and medical institutions

•	Multinational pharmaceutical companies

•	Public and private biotechnology entities

•	United States government research agencies

•	Medical device companies

•	Industrial biotech companies

•	Venture capital firms

•	Life science product and service companies

•	Unparalleled real estate and life science management expertise and experience with fully-integrated regional teams

•	Unique and proven proprietary products, services, and amenities designed to foster life science collaboration, innovation, productivity and wellness

•	Global network of deep and longstanding relationships

•	Landlord of choice to the life science industry

We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2013 earnings per share attributable to Alexandria’s common stockholders – diluted, 2013 FFO per share attributable to Alexandria’s common stockholders – diluted, NOI and our projected sources and uses of capital for the year ended December 31, 2013. You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “anticipates,” or “projects,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by client tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of October 28, 2013, the date this document was first made available on our website, and we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Revenues:
Rental	$116,302	$114,743	$111,776	$112,048	$106,216	$342,821	$311,746
Tenant recoveries	38,757	35,923	35,611	35,721	34,006	110,291	97,769
Other income	3,571	3,569	2,993	3,785	2,628	10,133	14,639
Total revenues	158,630	154,235	150,380	151,554	142,850	463,245	424,154

Expenses:
Rental operations	47,742	46,323	45,224	46,176	44,203	139,289	126,758
General and administrative	11,666	12,472	11,648	12,635	12,470	35,786	35,125
Interest	16,171	15,978	18,020	17,941	17,092	50,169	51,240
Depreciation and amortization	49,102	46,580	46,065	47,515	46,584	141,747	139,111
Impairment of land parcel	—	—	—	2,050	—	—	—
Loss on early extinguishment of debt	1,432	560	—	—	—	1,992	2,225
Total expenses	126,113	121,913	120,957	126,317	120,349	368,983	354,459

Income from continuing operations	32,517	32,322	29,423	25,237	22,501	94,262	69,695
(Loss) income from discontinued operations:
(Loss) income from discontinued operations before impairment of real estate	(64)	243	814	5,171	5,603	993	14,961
Impairment of real estate	—	—	—	(1,601)	(9,799)	—	(9,799)
(Loss) income from discontinued operations, net	(64)	243	814	3,570	(4,196)	993	5,162

Gain on sale of land parcel	—	772	—	—	—	772	1,864
Net income	32,453	33,337	30,237	28,807	18,305	96,027	76,721
Net income attributable to noncontrolling interests	960	980	982	1,012	828	2,922	2,390
Dividends on preferred stock	6,472	6,471	6,471	6,471	6,471	19,414	20,857
Preferred stock redemption charge	—	—	—	—	—	—	5,978
Net income attributable to unvested restricted stock awards	442	403	342	324	360	1,187	866
Net income attributable to Alexandria’s common stockholders	$24,579	$25,483	$22,442	$21,000	$10,646	$72,504	$46,630

Earnings per share attributable to Alexandria’s common stockholders – basic and diluted:
Continuing operations	$0.35	$0.38	$0.35	$0.27	$0.24	$1.07	$0.67
Discontinued operations, net	—	—	0.01	0.06	(0.07)	0.01	0.08
Earnings per share – basic and diluted	$0.35	$0.38	$0.36	$0.33	$0.17	$1.08	$0.75

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria’s common stockholders:
– Basic	70,900	66,973	63,161	63,092	62,364	67,040	61,847
– Diluted	70,900	66,973	63,161	63,092	62,364	67,040	61,847

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	6

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Consolidated Balance Sheets
(In thousands)
(Unaudited)

	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Assets
Investments in real estate, net	$6,613,761	$6,453,379	$6,375,182	$6,424,578	$6,300,027
Cash and cash equivalents	53,839	302,205	87,001	140,971	94,904
Restricted cash	30,654	30,914	30,008	39,947	44,863
Tenant receivables	8,671	7,577	9,261	8,449	10,124
Deferred rent	182,909	177,507	170,100	170,396	160,914
Deferred leasing and financing costs, net	179,805	164,362	159,872	160,048	152,021
Investments	129,163	122,605	123,543	115,048	107,808
Other assets	159,567	120,740	135,952	90,679	94,356
Total assets	$7,358,369	$7,379,289	$7,090,919	$7,150,116	$6,965,017

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$708,653	$711,029	$730,714	$716,144	$719,350
Unsecured senior notes payable	1,048,190	1,048,395	549,816	549,805	549,794
Unsecured senior line of credit	14,000	—	554,000	566,000	413,000
Unsecured senior bank term loans	1,100,000	1,200,000	1,350,000	1,350,000	1,350,000
Accounts payable, accrued expenses, and tenant security deposits	452,139	368,249	367,153	423,708	376,785
Dividends payable	54,413	52,141	43,955	41,401	39,468
Total liabilities	3,377,395	3,379,814	3,595,638	3,647,058	3,448,397

Commitments and contingencies

Redeemable noncontrolling interests	14,475	14,505	14,534	14,564	15,610

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Series E cumulative redeemable preferred stock	130,000	130,000	130,000	130,000	130,000
Common stock	711	710	633	632	632
Additional paid-in capital	3,578,343	3,596,477	3,075,860	3,086,052	3,094,987
Accumulated other comprehensive loss	(40,026)	(39,565)	(22,890)	(24,833)	(19,729)
Alexandria’s stockholders’ equity	3,919,028	3,937,622	3,433,603	3,441,851	3,455,890
Noncontrolling interests	47,471	47,348	47,144	46,643	45,120
Total equity	3,966,499	3,984,970	3,480,747	3,488,494	3,501,010
Total liabilities, noncontrolling interests, and equity	$7,358,369	$7,379,289	$7,090,919	$7,150,116	$6,965,017

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	7

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Funds From Operations and Adjusted Funds From Operations
(In thousands, except per share amounts)
(Unaudited)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders – basic, the most directly comparable financial measure presented in accordance with GAAP, to FFO attributable to Alexandria’s common stockholders – diluted, FFO attributable to Alexandria’s common stockholders – diluted, as adjusted, and AFFO attributable to Alexandria’s common stockholders – diluted, for the periods below:

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Net income attributable to Alexandria’s common stockholders – basic	$24,579	$25,483	$22,442	$21,000	$10,646	$72,504	$46,630
Depreciation and amortization	49,102	46,580	46,995	48,072	48,173	142,677	143,933
(Gain) loss on sale of real estate	—	(219)	340	—	(1,562)	121	(1,564)
Impairment of real estate	—	—	—	1,601	9,799	—	9,799
Gain on sale of land parcel	—	(772)	—	—	—	(772)	(1,864)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	1,402	1,383	1,324	1,336	1,188	4,109	3,256
FFO	(1,494)	(1,437)	(1,064)	(1,109)	(1,148)	(3,995)	(3,452)
FFO attributable to Alexandria’s common stockholders – basic	73,589	71,018	70,037	70,900	67,096	214,644	196,738
Assumed conversion of 8.00% unsecured senior convertible notes	5	5	5	5	5	15	16
FFO attributable to Alexandria’s common stockholders – diluted	73,594	71,023	70,042	70,905	67,101	214,659	196,754
Realized gain on equity investment primarily related to one non-tenant life science entity	—	—	—	—	—	—	(5,811)
Impairment of land parcel	—	—	—	2,050	—	—	—
Loss on early extinguishment of debt	1,432	560	—	—	—	1,992	2,225
Preferred stock redemption charge	—	—	—	—	—	—	5,978
Allocation to unvested restricted stock awards	(11)	(12)	—	(19)	—	(23)	(21)
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	75,015	71,571	70,042	72,936	67,101	216,628	199,125
Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(1,481)	(337)	(596)	(329)	(935)	(2,414)	(1,739)
Tenant improvements and leasing commissions	(3,739)	(2,990)	(882)	(3,170)	(1,844)	(7,611)	(6,011)
Straight-line rent revenue	(5,570)	(8,239)	(6,198)	(9,240)	(5,225)	(20,007)	(19,216)
Straight-line rent expense on ground leases	374	539	538	471	201	1,451	2,814
Capitalized income from development projects	40	9	22	45	50	71	600
Amortization of acquired above and below market leases	(830)	(830)	(830)	(844)	(778)	(2,490)	(2,356)
Amortization of loan fees	2,487	2,427	2,386	2,505	2,470	7,300	7,327
Amortization of debt premiums/discounts	153	115	115	110	112	383	401
Stock compensation	3,729	4,463	3,349	3,748	3,845	11,541	10,412
Allocation to unvested restricted stock awards	28	50	19	63	19	105	67
AFFO attributable to Alexandria’s common stockholders – diluted	$70,206	$66,778	$67,965	$66,295	$65,016	$204,957	$191,424

The following table presents the reconciliation above on a per share basis. For the computation of the weighted average shares used to compute the per share information, refer to the “Definitions and Other Information” section in our supplemental information:

	Three Months Ended					Nine Months Ended
	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12	9/30/13	9/30/12
Net income per share attributable to Alexandria’s common stockholders – basic	$0.35	$0.38	$0.36	$0.33	$0.17	$1.08	$0.75
Depreciation and amortization	0.69	0.69	0.74	0.76	0.78	2.13	2.34
Loss (gain) on sale of real estate	—	—	0.01	—	(0.03)	—	(0.03)
Impairment of real estate	—	—	—	0.03	0.16	—	0.16
Gain on sale of land parcel	—	(0.01)	—	—	—	(0.01)	(0.03)
Amount attributable to noncontrolling interests/unvested restricted stock awards:
Net income	0.02	0.02	0.02	0.02	0.02	0.06	0.05
FFO	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)	(0.06)	(0.06)
FFO per share attributable to Alexandria’s common stockholders – basic and diluted	1.04	1.06	1.11	1.12	1.08	3.20	3.18
Realized gain on equity investment primarily related to one non-tenant life science entity	—	—	—	—	—	—	(0.09)
Impairment of land parcel	—	—	—	0.04	—	—	—
Loss on early extinguishment of debt	0.02	0.01	—	—	—	0.03	0.03
Preferred stock redemption charge	—	—	—	—	—	—	0.10
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	1.06	1.07	1.11	1.16	1.08	3.23	3.22
Non-revenue-enhancing capital expenditures:
Maintenance building improvements	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.03)
Tenant improvements and leasing commissions	(0.05)	(0.04)	(0.01)	(0.05)	(0.03)	(0.11)	(0.10)
Straight-line rent revenue	(0.08)	(0.12)	(0.10)	(0.15)	(0.08)	(0.30)	(0.31)
Straight-line rent expense on ground leases	0.01	0.01	0.01	0.01	—	0.02	0.05
Amortization of acquired above and below market leases	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.04)
Amortization of loan fees	0.03	0.03	0.04	0.04	0.03	0.12	0.11
Stock compensation	0.05	0.07	0.05	0.06	0.06	0.17	0.17
Other	—	—	—	—	—	0.01	0.02
AFFO per share attributable to Alexandria’s common stockholders – diluted	$0.99	$1.00	$1.08	$1.05	$1.04	$3.06	$3.09

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	8

SUPPLEMENTAL
INFORMATION

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Company Profile

Alexandria Real Estate Equities, Inc. (NYSE: ARE), a self-administered and self-managed investment-grade REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  As of September 30, 2013, Alexandria's asset base consisted of 30.9 million square feet, including 17.3 million RSF of operating assets and active value-creation projects and 13.6 million additional RSF through future ground-up development projects. Alexandria was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus, and was the first REIT to identify and pursue the laboratory niche, which gives us the first-mover advantage in core life science cluster locations including Greater Boston, the San Francisco Bay Area, San Diego, New York City, Seattle, Suburban Washington, D.C., and Research Triangle Park. Alexandria’s high-credit client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, United States government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As the landlord of choice to the life science industry, Alexandria has a superior track record in driving client tenant productivity, collaboration, and innovation through its best-in-class laboratory and office space adjacent to leading academic medical research centers, unparalleled life science real estate expertise and services, and longstanding and expansive network in the life science community. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. Alexandria executed its initial public offering in 1997 and received its investment-grade ratings in 2011. For additional information on Alexandria, please visit www.are.com.

Unique niche strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return and long-term asset value based on a multifaceted platform of internal and external growth.  The key elements to our strategy include:

•	A consistent focus on Class A laboratory/office assets and operations in AAA life science cluster locations, characterized by:

•	Adjacency to life science entities that drive innovation and growth within each cluster

•	High barriers to entry for new landlords; high barriers to exit for client tenants; limited supply of available space

•	Highly desirable locations in proximity to concentrations of specialized skills, knowledge, institutions, and related businesses

•	Utilizing our deep real estate relationships in order to develop and acquire real estate

•	Drawing upon our broad life science relationships in order to attract new and leading life science client tenants

•	Solid and flexible capital structure to enable growth

Client tenant base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria with solid and stable cash flows.

•	Investment-grade client tenants represent 50% of Alexandria’s total annualized base rent (“ABR”) as of September 30, 2013.

•	Investment-grade client tenants represent 80% of Alexandria’s top 20 client tenants by ABR as of September 30, 2013.

•	Our ABR as of September 30, 2013, consists of the following client tenant mix:

•	25.7% from multinational pharmaceutical companies

•	21.3% from revenue producing life science product and service, medical device, and industrial biotech companies

•	17.8% from nonprofit, academic and medical institutions, and government agencies

•	18.6% from public biotechnology companies

•	12.5% from private biotechnology companies

•	4.1% from traditional office client tenants

Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise positively distinguish Alexandria from all other publicly traded REITs and real estate companies.

Executive/senior management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with life science and real estate development, construction, operations, ownership, and expertise) and is the most accomplished team focused on providing high-quality, environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of life science industry experience.  Our management team also includes highly experienced regional market directors averaging over 21 years of real estate experience, including approximately 11 years with Alexandria.  We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.

Joel S. Marcus	Chairman, Chief Executive Officer & Founder	Thomas J. Andrews	EVP – Regional Market Director-Greater Boston
Dean A. Shigenaga	Chief Financial Officer, EVP & Treasurer	Daniel J. Ryan	EVP – Regional Market Director-San Diego & Strategic Operations
Peter M. Moglia	Chief Investment Officer	John J. Cox	SVP – Regional Market Director-Seattle
Stephen A. Richardson	Chief Operating Officer & Regional Market Director-San Francisco Bay Area	John H. Cunningham	SVP – Regional Market Director-New York City & Strategic Operations
Jennifer J. Banks	General Counsel, EVP & Corporate Secretary	Larry J. Diamond	SVP – Regional Market Director-Suburban Washington, D.C.
Marc E. Binda	SVP – Finance	Vincent R. Ciruzzi	SVP – Construction & Development
Andres R. Gavinet	Chief Accounting Officer

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	10

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Investor Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@are.com
	Series E preferred stock: ARE–E	Web:	www.are.com

Common stock data

	3Q13	2Q13	1Q13	4Q12	3Q12
High trading price	$71.29	$78.43	$73.51	$74.59	$77.10
Low trading price	$60.86	$61.20	$69.77	$64.09	$70.97
Closing stock price, average for period	$65.93	$70.68	$71.98	$69.88	$73.65
Closing stock price, at the end of the quarter	$63.85	$65.72	$70.98	$69.32	$73.52
Dividend per share – quarter/annualized	$0.68/2.72	$0.65/2.60	$0.60/2.40	$0.56/2.24	$0.53/2.12
Closing dividend yield – annualized	4.3%	4.0%	3.4%	3.2%	2.9%
Common shares outstanding, at the end of the quarter (in thousands)	71,081	70,997	63,317	63,245	63,161
Closing market value of outstanding common shares (in thousands)	$4,538,517	$4,665,948	$4,494,262	$4,384,119	$4,643,610
Total market capitalization (in thousands)	$7,780,208	$8,005,581	$8,066,072	$7,953,348	$8,064,386

Equity research coverage

Alexandria is currently covered by the following research analysts.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management.  Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Bank of America Merrill Lynch		Evercore Partners		RBC Capital Markets
Jamie Feldman	(646) 855-5808	Sheila McGrath	(212) 497-0882	Michael Carroll	(440) 715-2649
Jeffrey Spector	(646) 855-1363	Nathan Crossett	(212) 497-0870	Rich Moore	(440) 715-2646
Stephen Sihelnik	(646) 855-1829

Barclays Capital Inc.		Green Street Advisors, Inc.		Robert W. Baird & Company
Ross Smotrich	(212) 526-2306	Jeff Theiler	(949) 640-8780	David Rodgers	(216) 737-7341
Michael Lewis	(212) 526-3098	John Hornbeak	(949) 640-8780	Mathew Spencer	(414) 298-5053

Citigroup Global Markets Inc.		International Strategy & Investment Group Inc.		Standard & Poor’s
Michael Bilerman	(212) 816-1383	George Auerbach	(212) 446-9459	Roy Shepard	(212) 438-1947
Emmanuel Korchman	(212) 816-1382	Steve Sakwa	(212) 446-9462
		Gwen Clark	(212) 446-5611

Cowen and Company, LLC		JMP Securities – JMP Group, Inc.		UBS Financial Services Inc.
James Sullivan	(646) 562-1380	Peter Martin	(415) 835-8904	Ross Nussbaum	(212) 713-2484
Tom Catherwood	(646) 562-1382	Aaron Hecht	(415) 835-3963	Gabriel Hilmoe	(212) 713-3876
		Arthur Kwok	(415) 835-8908	Frank Lee	(212) 713-2384

J.P. Morgan Securities LLC
		Anthony Paolone	(212) 622-6682

Rating agencies

Moody’s Investors Service		Rating	Standard & Poor’s		Rating
Philip Kibel	(212) 553-4569	Baa2	George Skoufis	(212) 438-2608	BBB-
Maria Maslovsky	(212) 553-4831	Stable Outlook	Jaime Gitler	(212) 438-5049	Stable Outlook

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	11

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Financial and Asset Base Highlights
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended (unless stated otherwise)
Key credit metrics	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Unencumbered NOI as a percentage of total NOI	69%	70%	68%	71%	72%
Percentage outstanding on unsecured senior line of credit at end of period	1%	—%	37%	38%	28%
Net debt to gross assets at end of period	34%	33%	39%	38%	38%
Net debt to Adjusted EBITDA – quarter annualized	6.8x	6.6x	7.8x	7.3x	7.6x
Net debt to Adjusted EBITDA – trailing 12 months	6.9x	6.6x	7.7x	7.6x	7.5x
Fixed charge coverage ratio – quarter annualized	2.8x	2.8x	2.7x	2.8x	2.5x
Fixed charge coverage ratio – trailing 12 months	2.8x	2.7x	2.7x	2.6x	2.6x
Interest coverage ratio – quarter annualized	3.4x	3.4x	3.3x	3.4x	3.1x
Dividend payout ratio (common stock)	65%	65%	55%	49%	50%
Unhedged variable rate debt as a percentage of total debt	10%	11%	32%	30%	15%
Non-income producing assets as a percentage of gross assets	19%	21%	22%	23%	25%

Selected balance sheet information – at end of period
Gross investments in real estate	$7,529,255	$7,331,578	$7,225,073	$7,299,613	$7,154,359
Total assets	$7,358,369	$7,379,289	$7,090,919	$7,150,116	$6,965,017
Total unsecured debt	$2,162,190	$2,248,395	$2,453,816	$2,465,805	$2,312,794
Total debt	$2,870,843	$2,959,424	$3,184,530	$3,181,949	$3,032,114
Net debt	$2,786,350	$2,626,305	$3,067,521	$3,001,031	$2,892,377
Total liabilities	$3,377,395	$3,379,814	$3,595,638	$3,647,058	$3,448,397
Common shares outstanding (in thousands)	71,081	70,997	63,317	63,245	63,161
Total market capitalization	$7,780,208	$8,005,581	$8,066,072	$7,953,348	$8,064,386

Operating data
Total revenues	$158,630	$154,235	$150,380	$151,554	$142,850
Rental operations	$47,742	$46,323	$45,224	$46,176	$44,203
Operating margins	70%	70%	70%	70%	69%
General and administrative expense as a percentage of total revenues	7.4%	8.1%	7.7%	8.3%	8.7%
Capitalized interest	$16,788	$15,690	$14,021	$14,897	$16,763
Weighted average interest rate used for capitalization during period	4.33%	4.13%	3.97%	4.10%	4.35%
Adjusted EBITDA – quarter annualized	$411,548	$399,708	$395,764	$408,876	$382,608
Adjusted EBITDA – trailing 12 months	$403,974	$396,739	$397,606	$393,124	$385,393
Adjusted EBITDA margins – quarter annualized	65%	65%	66%	67%	67%

Net income, FFO, and AFFO
Net income attributable to Alexandria’s common stockholders – diluted	$24,579	$25,483	$22,442	$21,000	$10,646	(1)
FFO attributable to Alexandria’s common stockholders – diluted	$73,594	$71,023	$70,042	$70,905	$67,101
FFO attributable to Alexandria’s common stockholders – diluted, as adjusted	$75,015	$71,571	$70,042	$72,936	$67,101
AFFO attributable to Alexandria’s common stockholders – diluted	$70,206	$66,778	$67,965	$66,295	$65,016

Per share data
Earnings per share attributable to Alexandria’s common stockholders – diluted	$0.35	$0.38	$0.36	$0.33	$0.17	(1)
FFO per share attributable to Alexandria’s common stockholders – diluted	$1.04	$1.06	$1.11	$1.12	$1.08
FFO per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.06	$1.07	$1.11	$1.16	$1.08
AFFO per share attributable to Alexandria’s common stockholders – diluted	$0.99	$1.00	$1.08	$1.05	$1.04

Asset base statistics – at end of period
Number of properties at end of period	176	173	174	179	178
Rentable square feet at end of period	17,256,212	17,058,361	17,098,532	17,545,036	17,125,230
Occupancy of operating properties at end of period	93.5%	93.3%	93.0%	93.4%	93.0%
Occupancy of operating and redevelopment properties at end of period	92.8%	91.2%	90.1%	89.8%	88.3%

Leasing activity and same property performance
Leasing activity – rentable square feet	829,533	767,935	702,901	677,781	732,094
Leasing activity – change in average new rental rates over expiring rates:
– Cash basis	4.1%	6.7%	5.9%	(2.9)%	(2.9)%
– GAAP basis	16.5%	12.7%	12.7%	2.6%	7.6%
Same property – change in NOI over comparable quarter from prior year:
– Cash basis	4.7%	7.2%	8.8%	6.3%	4.3%
– GAAP basis	1.9%	3.2%	0.4%	0.7%	(0.9)%
 (1) Net income attributable to Alexandria’s common stockholders – diluted excluding $9.8 million, or $0.16 per share, impairment of real estate, was $20.4 million, or $0.33 per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Core Operating Metrics
(Unaudited)

Quarterly percentage change in same property NOI
Percentage change in rental rates on renewed/re-leased space
Occupancy percentage

Solid leasing capabilities – rentable square feet leased (in thousands)

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	13

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

Same property data	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Percentage change in NOI over comparable period from prior year – cash basis	4.7%	6.5%
Percentage change in NOI over comparable period from prior year – GAAP basis	1.9%	2.0%
Operating margin – GAAP basis	68%	69%
Number of same properties	139	135
Rentable square feet	12,050,578	11,812,169
Occupancy – current period	93.5%	93.2%
Occupancy – same period prior year	92.8%	92.6%

	Three Months Ended September 30,			Nine Months Ended September 30,
Revenues:	2013	2012	% Change	2013	2012	% Change
Rental – same properties	$96,700	$95,100	1.7%	$285,684	$278,563	2.6%
Rental – non-same properties	19,602	11,116	76.3	57,137	33,183	72.2
Total rental	116,302	106,216	9.5	342,821	311,746	10.0

Tenant recoveries – same properties	32,559	30,946	5.2	92,273	88,595	4.2
Tenant recoveries – non-same properties	6,198	3,060	102.5	18,018	9,174	96.4
Total tenant recoveries	38,757	34,006	14.0	110,291	97,769	12.8

Other income – same properties	52	217	(76.0)	303	298	1.7
Other income – non-same properties	3,519	2,411	46.0	9,830	14,341	(31.5)
Total other income	3,571	2,628	35.9	10,133	14,639	(30.8)

Total revenues – same properties	129,311	126,263	2.4	378,260	367,456	2.9
Total revenues – non-same properties	29,319	16,587	76.8	84,985	56,698	49.9
Total revenues	158,630	142,850	11.0	463,245	424,154	9.2

Expenses:
Rental operations – same properties	41,371	39,963	3.5	119,113	113,418	5.0
Rental operations – non-same properties	6,371	4,240	50.3	20,176	13,340	51.2
Total rental operations	47,742	44,203	8.0	139,289	126,758	9.9

Net operating income:
NOI – same properties	87,940	86,300	1.9	259,147	254,038	2.0
NOI – non-same properties	22,948	12,347	85.9	64,809	43,358	49.5
Total NOI	110,888	98,647	12.4	323,956	297,396	8.9

Other expenses:
General and administrative	11,666	12,470	(6.4)	35,786	35,125	1.9
Interest	16,171	17,092	(5.4)	50,169	51,240	(2.1)
Depreciation and amortization	49,102	46,584	5.4	141,747	139,111	1.9
Loss on early extinguishment of debt	1,432	—	100.0	1,992	2,225	(10.5)
Total other expenses	78,371	76,146	2.9	229,694	227,701	0.9
Income from continuing operations	$32,517	$22,501	44.5%	$94,262	$69,695	35.2%

NOI – same properties – GAAP basis	$87,940	$86,300	1.9%	$259,147	$254,038	2.0%
Less: straight-line rent adjustments	(1,722)	(3,976)	(56.7)%	(3,382)	(13,900)	(75.7)%
NOI – same properties – cash basis	$86,218	$82,324	4.7%	$255,765	$240,138	6.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	14

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Same Property Comparisons (continued)
(Unaudited)

The following table reconciles same properties to total properties for the nine months ended September 30, 2013:

Development – active	Properties		Description	Properties
499 Illinois Street	1		Development – active	5
269 East Grand Avenue	1		Redevelopment – active	1
430 East 29th Street	1		Development – deliveries	7
75/125 Binney Street	1		Redevelopment – deliveries	15
360 Longwood Avenue (unconsolidated JV)	1
	5		Development/redevelopment – Asia	7

Redevelopment – active			Acquisitions in North America since January 1, 2012
4757 Nexus Center Drive	1		6 Davis Drive	1
			407 Davis Drive	1
			10121/10151 Barnes Canyon Road	2
Development – deliveries since January 1, 2012
259 East Grand Avenue	1		Properties held for sale	2
400/450 East Jamie Court	2		Total properties excluded from same properties	41
4755 Nexus Center Drive	1		Same properties	135
5200 Illumina Way	1	(1)
225 Binney Street	1		Total properties as of September 30, 2013	176
Canada	1	(1)
	7

Redevelopment – deliveries since January 1, 2012
10300 Campus Point Drive	1
20 Walkup Drive	1
11119 North Torrey Pines Road	1
3530/3550 John Hopkins Court	2
620 Professional Drive	1
6275 Nancy Ridge Drive	1
1551 Eastlake Avenue	1
400 Technology Square	1
9800 Medical Center Drive	3
1616 Eastlake Avenue	1
285 Bear Hill Road	1
343 Oyster Point Boulevard	1
	15

(1)	These properties each represent multiple buildings, a portion of which are included in our same property results. As a result, 26,426 RSF and 127,373 RSF for Canada and
5200 Illumina Way, respectively, have been excluded from our same property results.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	15

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Same Property Comparisons (continued)
(Unaudited)

The charts below provide two alternative calculations of same property performance in comparison to our historical same property performance. Our reported same property performance has been based upon a pool of operating assets and completed developed and redeveloped assets to the extent that those assets were operating for the entirety of the comparable same property period presented. The two alternative calculations presented below consist of 1) same property performance for the operating portfolio excluding assets that were recently developed or redeveloped and 2) the same property performance for the operating portfolio including those assets that were either under active redevelopment or previously completed redevelopments. From 2008 through 2012, our same property performance was generally consistent in each of the three calculations. For the nine months ended September 30, 2013, same property performance including redevelopment properties, as shown in the table, would have been meaningfully higher than our traditional method of reporting same property performance. Same property performance including redevelopment properties will, from time to time, have significant growth in NOI as a result of the completion of the conversion of non-laboratory space (with lower NOI) to laboratory space (with higher NOI) through redevelopment.  We believe our traditional method of reporting same property performance is a more useful presentation since it excludes the potential significant increases in performance as a result of completion of significant redevelopment projects.

Percentage change in same property NOI over preceding period - cash basis

Percentage change in same property NOI over preceding period - GAAP basis

NOI Included in All Comparative Periods
	Operating Properties	Recently Completed		Properties Under Active
Legend		Developments	Redevelopments	Development	Redevelopment
Same property data as reported	Yes	Yes (1)	Yes (1)	No	No
Same property operating portfolio	Yes	No	No	No	No
Same property data including redevelopments	Yes	No	Yes	No	Yes

(1)
Recently delivered developments and redevelopments are included in the same property data for each of the year-over-year comparison periods only if the property was operating during the entire same property period. For example, projects completed in 2011 are included in 2013 same property performance (as a percentage change over 2012).

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	16

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Leasing Activity
(Unaudited)

	Three Months Ended September 30, 2013		Nine Months Ended September 30, 2013		Year Ended December 31, 2012
Leasing activity:	Cash	GAAP	Cash	GAAP	Cash	GAAP
Renewed/re-leased space
Rental rate changes	4.1%	16.5%	5.2%	14.6%	(2.0)%	5.2%
New rates	$31.19	$32.64	$31.91	$32.83	$29.86	$30.36
Expiring rates	$29.96	$28.01	$30.32	$28.65	$30.47	$28.87
Rentable square footage	498,143		985,067		1,475,403
Number of leases	37		83		102
TI’s/lease commissions per square foot	$7.50		$7.73		$6.22
Average lease terms	4.4 years		4.3 years		4.7 years
Developed/redeveloped/previously vacant space leased
New rates	$47.06	$47.39	$48.54	$51.76	$30.66	$32.56
Rentable square footage	331,390		1,315,302		1,805,693
Number of leases	20		77		85
TI’s/lease commissions per square foot	$25.08		$22.69		$11.02
Average lease terms	11.0 years		10.8 years		9.0 years
Leasing activity summary:
Totals (1)
New rates	$37.53	$38.53	$41.42	$43.66	$30.30	$31.57
Rentable square footage	829,533		2,300,369		3,281,096
Number of leases	57		160		187
TI’s/lease commissions per square foot	$14.52		$16.28		$8.87
Average lease terms	7.0 years		8.0 years		7.1 years
Lease expirations
Expiring rates	$30.35	$28.53	$30.83	$28.93	$30.03	$27.65
Rentable square footage	575,429		1,251,867		2,350,348
Number of leases	56		119		162

(1)	Excludes 11 month-to-month leases for 21,254 RSF at September 30, 2013.

During the nine months ended September 30, 2013, we granted tenant concessions/free rent averaging approximately 2.4 months with respect to the 2,300,369 RSF leased.

Lease Structure	September 30, 2013
Percentage of triple net leases	94%
Percentage of leases containing annual rent escalations	95%
Percentage of leases providing for the recapture of capital expenditures	92%

The following chart presents our total RSF leased by renewed/re-leased space and developed/redeveloped/previously vacant space:

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	17

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Lease Expirations
(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		RSF of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2013	23	(1)	297,336	(1)	2.1%	$32.98
2014	97		1,052,398		7.4%	$30.01
2015	77		1,383,686		9.7%	$31.86
2016	77		1,199,576		8.4%	$32.44
2017	68		1,758,948		12.4%	$26.32
2018	45		1,412,524		9.9%	$40.11
2019	26		909,270		6.4%	$35.79
2020	21		875,332		6.2%	$38.40
2021	18		714,240		5.0%	$34.61
2022	16		606,839		4.3%	$29.16
Thereafter	39		2,974,099		20.9%	$40.58

	2013 RSF of Expiring Leases								Annualized Base Rent of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipation		Targeted for Redevelopment		Remaining Expiring Leases	Total
Market
Greater Boston	37,394	—		—		19,958	57,352		$37.59
San Francisco Bay Area	3,941	17,702		—		3,657	25,300		16.50
San Diego	—	—		—		34,013	34,013		29.51
Greater New York City	—	—		—		1,191	1,191		123.48
Suburban Washington, D.C.	64,606	54,906	(2)	—		49,437	168,949		33.91
Seattle	—	2,636		—		—	2,636		61.92
Research Triangle Park	—	4,575		—		—	4,575		29.10
Canada	—	—		—		—	—		—
Non-cluster markets	—	1,000		—		—	1,000		25.20
Asia	—	—		—		2,320	2,320		12.95	(3)
Total	105,941	80,819		—		110,576	297,336	(1)	$32.98

	2014 RSF of Expiring Leases								Annualized Base Rent of Expiring Leases (per RSF)
	Leased	Negotiating/ Anticipation		Targeted for Redevelopment		Remaining Expiring Leases	Total
Market
Greater Boston	7,087	105,195		—		170,823	283,105		$42.07
San Francisco Bay Area	50,904	120,171		—		158,895	329,970		27.41
San Diego	—	—		67,015	(4)	17,412	84,427		16.87
Greater New York City	—	48,281		—		42,487	90,768		38.65
Suburban Washington, D.C.	—	3,073		—		65,579	68,652		20.39
Seattle	—	9,020		—		15,116	24,136		38.89
Research Triangle Park	6,498	10,527		—		29,050	46,075		21.11
Canada	—	—		—		81,870	81,870		21.35
Non-cluster markets	—	—		—		15,817	15,817		19.99
Asia	—	18,800		—		8,778	27,578		11.55	(3)
Total	64,489	315,067		67,015		605,827	1,052,398		$30.01
Percentage of expiring leases	6%	30%		6%		58%	100%

(1)	Excludes 11 month-to-month leases for approximately 21,254 RSF.

(2)
Represents the square footage of 5 Research Court. We expect the tenant of this property to extend its lease of 54,906 RSF beyond its 2013 lease expiration date. This property consists of non-laboratory space and upon rollover will likely undergo conversion into laboratory space through redevelopment.

(3)	Expirations relate to two properties with an average investment of $101 per RSF.

(4)	Represents the square footage of 10121 Barnes Canyon Road, which was acquired in 3Q13 and will undergo redevelopment upon rollover in the first quarter of 2014.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	18

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Top 20 Client Tenants and Client Tenant Mix
(Dollars in thousands)
(Unaudited)
Top 20 client tenants

		Number of Leases	Remaining Lease Term in Years (1)	Aggregate Rentable Square Feet	Percentage of Aggregate Total Square Feet	Annualized Base Rent	Percentage of Aggregate Annualized Base Rent
								Investment-Grade Ratings
	Client Tenant							Fitch	Moody’s	S&P
1	Novartis AG	13	3.4	636,967	3.7%	$31,900	6.9%	AA	Aa3	AA-
2	Illumina, Inc.	1	18.1	497,078	2.9	19,531	4.2	—	—	—
3	United States Government	10	7.4	399,633	2.3	18,132	3.9	AAA	Aaa	AA+
4	Bristol-Myers Squibb Company	6	4.4	419,624	2.4	15,840	3.4	A-	A2	A+
5	Eli Lilly and Company	6	9.5	290,132	1.7	15,564	3.3	A	A2	AA-
6	Biogen Idec Inc.	1	15.0	305,212	1.8	14,302	3.1	—	Baa2	A-
7	FibroGen, Inc.	1	10.1	234,249	1.4	14,197	3.1	—	—	—
8	Roche	3	4.6	348,918	2.0	13,867	3.0	AA	A1	AA
9	GlaxoSmithKline plc	5	5.8	208,394	1.2	10,173	2.2	A+	A1	A+
10	Amgen Inc.	3	9.5	294,373	1.7	9,682	2.1	BBB	Baa1	A
11	Celgene Corporation	3	7.8	250,586	1.5	9,361	2.0	—	Baa2	BBB+
12	Massachusetts Institute of Technology	4	3.9	185,403	1.1	8,496	1.8	—	Aaa	AAA
13	NYU-Neuroscience Translational Research Institute	2	10.3	86,756	0.5	8,012	1.7	—	Aa3	AA-
14	The Regents of the University of California	3	7.9	188,654	1.1	7,787	1.7	AA+	Aa1	AA
15	Alnylam Pharmaceuticals, Inc.	1	3.0	129,424	0.8	6,081	1.3	—	—	—
16	Gilead Sciences, Inc.	1	6.8	109,969	0.6	5,824	1.3	—	Baa1	A-
17	Pfizer Inc.	2	5.4	116,518	0.7	5,502	1.2	A+	A1	AA
18	Theravance, Inc. (2)	2	6.7	150,256	0.9	5,494	1.2	—	—	—
19	The Scripps Research Institute	2	3.1	101,775	0.6	5,200	1.1	AA-	Aa3	—
20	Bayer AG	3	7.3	169,154	1.0	4,762	1.0	A	A3	A-
	Total/weighted average	72	7.9	5,123,075	29.9%	$229,707	49.5%

(1)	Represents remaining lease term in years based on percentage of aggregate ABR in effect as of September 30, 2013.

(2)	As of July 30, 2013, GlaxoSmithKline plc owned approximately 27% of the outstanding stock of Theravance, Inc.

Client tenant mix by annualized base rent

Investment-Grade Client Tenants Represent 50% of Alexandria’s Total Annualized Base Rent at 3Q13 Investment-Grade Client Tenants Represent 80% of ABR from our Top 20 Client Tenants at 3Q13

Multinational Pharmaceutical	Academic and Medical Institutions, Non-Profit, and Government	Life Science Product and Service, Medical Device, and Industrial Biotech	Biotechnology: Public & Private
• Astellas Pharma Inc.
• AstraZeneca PLC
• Bayer AG
• Bristol-Myers Squibb Company
• Eisai Co., Ltd.
• Eli Lilly and Company
• GlaxoSmithKline plc
• Novartis AG
• Pfizer Inc.
• Roche
• Sanofi
• Shire plc
• UCB S.A.

• Duke University
• Environmental Protection Agency
• Fred Hutchinson Cancer Research Center
• Massachusetts Institute of Technology
• National Institutes of Health
• NYU-Neuroscience Translational Research Institute
• Sanford-Burnham Medical Research Institute
• Stanford University
• The Regents of the University of California
• The Scripps Research Institute
• UMass Memorial Health Care, Inc.
• UNC Health Care System
• United States Government
• University of Washington

• Aramco Services Company, Inc.
• Canon U.S. Life Sciences, Inc.
• Covance Inc.
• DSM N.V.
• Fluidigm Corporation
• Illumina, Inc.
• Laboratory Corporation of America Holdings
• Life Technologies Corporation
• Monsanto Company
• Qiagen N.V.
• Quest Diagnostics Incorporated
• Sapphire Energy, Inc.
• Thermo Fisher Scientific, Inc.

• Alnylam Pharmaceuticals, Inc.
• Amgen Inc.
• Biogen Idec Inc.
• Celgene Corporation
• Constellation Pharmaceuticals, Inc.
• Epizyme, Inc.
• Fate Therapeutics, Inc.
• FibroGen, Inc.
• FORMA Therapeutics, Inc.
• Gilead Sciences, Inc.
• Infinity Pharmaceuticals, Inc.
• Kadmon Corporation, LLC
• Medicago Inc.
• Nektar Therapeutics
• Proteostasis Therapeutics, Inc.
• Quanticel Pharmaceuticals, Inc.
• Theravance, Inc.
• Warp Drive Bio, LLC

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	19

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Properties and Occupancy
(Unaudited)

Summary of properties

	Rentable Square Feet					Number of Properties	Annualized Base Rent (dollars in thousands)
Market	Operating	Development	Redevelopment	Total	% Total
Greater Boston	3,424,500	801,806	—	4,226,306	25%	37	$135,515	29%
San Francisco Bay Area	2,540,731	330,030	—	2,870,761	17%	26	96,793	21%
San Diego	2,691,277	—	68,423	2,759,700	16%	35	86,664	19%
Greater New York City	494,656	418,638	—	913,294	5%	6	32,047	7%
Suburban Washington, D.C.	2,155,346	—	—	2,155,346	13%	29	49,151	11%
Seattle	746,516	—	—	746,516	4%	10	29,398	6%
Research Triangle Park	1,023,763	—	—	1,023,763	6%	15	20,360	4%
Canada	1,103,507	—	—	1,103,507	6%	5	9,327	2%
Non-cluster markets	60,178	—	—	60,178	—%	2	854	—%
North America	14,240,474	1,550,474	68,423	15,859,371	92%	165	460,109	99%
Asia	658,670	642,238	44,660	1,345,568	8%	9	4,669	1%
Continuing operations	14,899,144	2,192,712	113,083	17,204,939	100%	174	$464,778	100%
Properties “held for sale”	51,273	—	—	51,273	—%	2
Total	14,950,417	2,192,712	113,083	17,256,212	100%	176

Summary of occupancy percentages

	Operating Properties					Operating and Redevelopment Properties
Market	9/30/13		6/30/13		9/30/12	9/30/13	6/30/13	9/30/12
Greater Boston	96.3%		95.5%		94.3%	96.3%	94.7%	84.3%
San Francisco Bay Area	96.1		97.3		98.0	96.1	95.9	95.7
San Diego	95.0		94.2		95.2	92.7	91.7	93.3
Greater New York City	98.4		98.4		95.0	98.4	98.4	95.0
Suburban Washington, D.C.	93.7		92.3		89.4	93.7	89.4	85.7
Seattle	90.1	(1)	93.1	(1)	96.3	90.1	89.9	89.6
Research Triangle Park	92.0	(2)	91.4		95.5	92.0	91.4	95.5
Canada	96.8		96.8		92.7	96.8	96.8	92.7
Non-cluster markets	91.7		54.0		51.4	91.7	54.0	51.4
North America	95.0		94.6		94.2	94.5	92.9	90.0
Asia	63.9		68.1		68.1	59.8	59.8	57.2
Continuing operations	93.5%		93.3%		93.0%	92.8%	91.2%	88.3%

(1)
Decrease primarily attributable to the delivery of 39,661 vacant RSF from our redevelopment project at 1551 Eastlake Avenue in 2Q13 and the delivery of 26,020 vacant RSF from our redevelopment project at 1616 Eastlake Avenue in 3Q13. Excluding these deliveries, the occupancy percentage of Seattle operating properties was 98.8% as of September 30, 2013, and 98.5% as of June 30, 2013.

(2)	We anticipate an increase in occupancy during the fourth quarter of 2013.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	20

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Properties and Occupancy (continued)
(Dollars in thousands)
(Unaudited)

						Number of Properties		Occupancy Percentage
		Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Address	Submarket	Operating	Development	Redevelopment	Total
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	—	—	255,441	1	$17,369	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	—	—	177,101	1	10,585	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	—	—	175,609	1	8,611	100.0	100.0
400 Technology Square	Cambridge/Inner Suburbs	212,123	—	—	212,123	1	9,955	85.8	85.8
500 Technology Square	Cambridge/Inner Suburbs	184,207	—	—	184,207	1	10,162	100.0	100.0
600 Technology Square	Cambridge/Inner Suburbs	128,224	—	—	128,224	1	4,472	100.0	100.0
700 Technology Square	Cambridge/Inner Suburbs	48,930	—	—	48,930	1	2,062	100.0	100.0
161 First Street	Cambridge/Inner Suburbs	46,356	—	—	46,356	1	2,171	100.0	100.0
167 Sidney Street	Cambridge/Inner Suburbs	26,589	—	—	26,589	1	1,392	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	366,719	—	—	366,719	1	11,113	90.6	90.6
225 Binney Street	Cambridge/Inner Suburbs	305,212	—	—	305,212	1	14,302	100.0	100.0
75/125 Binney Street	Cambridge/Inner Suburbs	—	388,270	—	388,270	1	—	N/A	N/A
300 Third Street	Cambridge/Inner Suburbs	131,963	—	—	131,963	1	6,534	100.0	100.0
480 Arsenal Street	Cambridge/Inner Suburbs	140,744	—	—	140,744	1	4,664	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	—	—	93,516	1	3,402	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	99,350	—	—	99,350	2	6,674	100.0	100.0
79/96 Thirteenth Street Charlestown Navy Yard	Cambridge/Inner Suburbs	25,309	—	—	25,309	1	620	100.0	100.0
99 Erie Street	Cambridge/Inner Suburbs	27,960	—	—	27,960	1	1,233	100.0	100.0
360 Longwood Avenue (Unconsolidated JV)	Longwood Medical Area	—	413,536	—	413,536	1	—	N/A	N/A
100 Beaver Street	Route 128	82,330	—	—	82,330	1	1,949	85.7	85.7
285 Bear Hill Road	Route 128	26,270	—	—	26,270	1	812	100.0	100.0
19 Presidential Way	Route 128	128,325	—	—	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Route 128	59,000	—	—	59,000	1	2,049	100.0	100.0
3 Preston Court	Route 128	30,123	—	—	30,123	1	395	44.4	44.4
35 Hartwell Avenue	Route 128	46,700	—	—	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Route 128	48,640	—	—	48,640	1	878	100.0	100.0
44 Hartwell Avenue	Route 128	26,828	—	—	26,828	1	—	—	—
45/47 Wiggins Avenue	Route 128	38,000	—	—	38,000	1	1,114	100.0	100.0
60 Westview Street	Route 128	40,200	—	—	40,200	1	1,147	100.0	100.0
6/8 Preston Court	Route 128	54,391	—	—	54,391	1	752	100.0	100.0
111 Forbes Boulevard	Rte 495/Worcester	58,280	—	—	58,280	1	544	100.0	100.0
130 Forbes Boulevard	Rte 495/Worcester	97,566	—	—	97,566	1	871	100.0	100.0
20 Walkup Drive	Rte 495/Worcester	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	Rte 495/Worcester	60,759	—	—	60,759	1	2,765	100.0	100.0
306 Belmont Street	Rte 495/Worcester	78,916	—	—	78,916	1	1,139	100.0	100.0
350 Plantation Street	Rte 495/Worcester	11,774	—	—	11,774	1	82	42.5	42.5
Greater Boston		3,424,500	801,806	—	4,226,306	37	$135,515	96.3%	96.3%

San Francisco Bay Area
1500 Owens Street	Mission Bay	158,267	—	—	158,267	1	$7,110	100.0%	100.0%
1700 Owens Street	Mission Bay	157,340	—	—	157,340	1	9,220	99.7	99.7
455 Mission Bay Boulevard South	Mission Bay	210,398	—	—	210,398	1	8,624	97.8	97.8
409/499 Illinois Street	Mission Bay	234,249	222,780	—	457,029	2	14,197	100.0	100.0
249/259 East Grand Avenue	South San Francisco	300,119	—	—	300,119	2	11,473	100.0	100.0
269 East Grand Avenue	South San Francisco	—	107,250	—	107,250	1	—	N/A	N/A
341/343 Oyster Point Boulevard	South San Francisco	107,960	—	—	107,960	2	2,064	76.3	76.3
400/450 East Jamie Court	South San Francisco	163,035	—	—	163,035	2	5,249	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	—	—	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	—	—	150,960	3	3,734	81.7	81.7
681 Gateway Boulevard	South San Francisco	126,971	—	—	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,395	—	—	136,395	1	4,299	99.8	99.8
901/951 Gateway Boulevard	South San Francisco	170,244	—	—	170,244	2	5,874	100.0	100.0
2425 Garcia Avenue & 2400/2450 Bayshore Parkway	Peninsula	98,964	—	—	98,964	1	2,972	85.0	85.0
2625/2627/2631 Hanover Street	Peninsula	32,074	—	—	32,074	1	349	26.3	26.3
3165 Porter Drive	Peninsula	91,644	—	—	91,644	1	3,884	100.0	100.0
3350 West Bayshore Road	Peninsula	60,000	—	—	60,000	1	1,817	100.0	100.0
75/125 Shoreway Road	Peninsula	82,815	—	—	82,815	1	1,996	100.0	100.0
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,611	—	—	103,611	1	2,230	96.8	96.8
San Francisco Bay Area		2,540,731	330,030	—	2,870,761	26	$96,793	96.1%	96.1%

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	21

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Properties and Occupancy (continued)
(Dollars in thousands)
(Unaudited)

						Number of Properties		Occupancy Percentage
		Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Address	Submarket	Operating	Development	Redevelopment	Total
San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	—	—	96,641	1	$3,084	95.7%	95.7%
10975 North Torrey Pines Road	Torrey Pines	44,733	—	—	44,733	1	1,595	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	72,506	—	—	72,506	1	2,185	86.1	86.1
3010 Science Park Road	Torrey Pines	74,557	—	—	74,557	1	3,215	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	—	—	158,645	2	7,125	100.0	100.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	241,191	—	—	241,191	4	7,990	96.3	96.3
10300 Campus Point Drive	University Town Center	449,759	—	—	449,759	1	15,783	96.1	96.1
4755/4757/4767 Nexus Center Drive	University Town Center	110,535	—	68,423	178,958	3	4,252	100.0	61.8
5200 Illumina Way	University Town Center	497,078	—	—	497,078	1	19,531	100.0	100.0
9363/9373/9393 Towne Centre Drive	University Town Center	138,578	—	—	138,578	3	3,560	95.3	95.3
9880 Campus Point Drive	University Town Center	71,510	—	—	71,510	1	2,774	100.0	100.0
5810/5820 Nancy Ridge Drive	Sorrento Mesa	87,298	—	—	87,298	1	1,230	55.2	55.2
5871 Oberlin Drive	Sorrento Mesa	33,817	—	—	33,817	1	973	100.0	100.0
6138/6150 Nancy Ridge Drive	Sorrento Mesa	56,698	—	—	56,698	1	1,586	100.0	100.0
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	105,812	—	—	105,812	3	1,202	55.5	55.5
7330 Carroll Road	Sorrento Mesa	66,244	—	—	66,244	1	2,341	100.0	100.0
10121/10151 Barnes Canyon Road (1)	Sorrento Mesa	115,895	—	—	115,895	2	1,587	100.0	100.0
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	—	—	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	66,442	—	—	66,442	3	1,621	100.0	100.0
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	—	—	60,545	1	1,534	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	—	—	109,780	1	2,495	100.0	100.0
San Diego		2,691,277	—	68,423	2,759,700	35	$86,664	95.0%	92.7%

Greater New York City
430/450 East 29th Street	Manhattan	309,141	418,638	—	727,779	2	$25,480	99.8%	99.8%
100 Phillips Parkway	Bergen County	78,501	—	—	78,501	1	2,213	90.8	90.8
102 Witmer Road	Pennsylvania	50,000	—	—	50,000	1	3,345	100.0	100.0
5100 Campus Drive	Pennsylvania	21,859	—	—	21,859	1	274	100.0	100.0
701 Veterans Circle	Pennsylvania	35,155	—	—	35,155	1	735	100.0	100.0
Greater New York City		494,656	418,638	—	913,294	6	$32,047	98.4%	98.4%

Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	—	—	49,185	1	$1,169	100.0%	100.0%
1330 Piccard Drive	Rockville	131,511	—	—	131,511	1	2,877	94.0	94.0
1405 Research Boulevard	Rockville	71,669	—	—	71,669	1	2,102	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	—	—	90,489	2	1,524	90.5	90.5
14920 Broschart Road	Rockville	48,500	—	—	48,500	1	1,073	100.0	100.0
15010 Broschart Road	Rockville	38,203	—	—	38,203	1	787	90.8	90.8
5 Research Court	Rockville	54,906	—	—	54,906	1	1,425	100.0	100.0
5 Research Place	Rockville	63,852	—	—	63,852	1	2,373	100.0	100.0
9800 Medical Center Drive	Rockville	281,586	—	—	281,586	4	12,652	96.9	96.9
9920 Medical Center Drive	Rockville	58,733	—	—	58,733	1	455	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	—	—	54,874	1	997	100.0	100.0
16020 Industrial Drive	Gaithersburg	71,000	—	—	71,000	1	1,048	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	—	—	132,639	3	3,103	93.6	93.6
401 Professional Drive	Gaithersburg	63,154	—	—	63,154	1	1,057	88.7	88.7
620 Professional Drive	Gaithersburg	27,950	—	—	27,950	1	496	100.0	100.0
708 Quince Orchard Road	Gaithersburg	49,624	—	—	49,624	1	1,151	100.0	100.0
9 West Watkins Mill Road	Gaithersburg	92,449	—	—	92,449	1	2,708	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	—	—	180,650	1	3,343	91.3	91.3
930/940 Clopper Road	Gaithersburg	104,302	—	—	104,302	2	1,849	100.0	100.0
950 Wind River Lane	Gaithersburg	50,000	—	—	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	—	—	191,884	1	1,539	60.5	60.5
14225 Newbrook Drive	Northern Virginia	248,186	—	—	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,155,346	—	—	2,155,346	29	$49,151	93.7%	93.7%

(1) We recently acquired these properties and we expect to redevelop these properties once the existing leases expire in 2014 and 2015.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	22

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Properties and Occupancy (continued)
(Dollars in thousands)
(Unaudited)

						Number of Properties		Occupancy Percentage
		Rentable Square Feet					Annualized Base Rent	Operating	Operating and Redevelopment
Address	Submarket	Operating	Development	Redevelopment	Total
Seattle
1201/1208 Eastlake Avenue	Lake Union	203,369	—	—	203,369	2	$8,748	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	117,482	—	—	117,482	1	2,406	66.2	66.2
1600 Fairview Avenue	Lake Union	27,991	—	—	27,991	1	1,575	100.0	100.0
1616 Eastlake Avenue	Lake Union	168,708	—	—	168,708	1	6,222	83.0	83.0
199 East Blaine Street	Lake Union	115,084	—	—	115,084	1	6,161	100.0	100.0
219 Terry Avenue North	Lake Union	30,961	—	—	30,961	1	1,490	99.2	99.2
3000/3018 Western Avenue	Elliott Bay	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison/410 Elliott Avenue West	Elliott Bay	35,175	—	—	35,175	2	957	85.2	85.2
Seattle		746,516	—	—	746,516	10	$29,398	90.1%	90.1%

Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,965	—	—	65,965	1	$1,097	100.0%	100.0%
108/110/112/114 Alexander Drive	Research Triangle Park	158,417	—	—	158,417	1	4,955	100.0	100.0
2525 East NC Highway 54	Research Triangle Park	81,580	—	—	81,580	1	1,686	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	—	—	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	—	—	77,395	1	1,308	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	30,122	—	—	30,122	1	445	79.1	79.1
7 Triangle Drive	Research Triangle Park	96,626	—	—	96,626	1	3,157	100.0	100.0
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	—	—	133,654	3	1,656	69.7	69.7
800/801 Capitola Drive	Research Triangle Park	120,905	—	—	120,905	2	1,912	87.6	87.6
6 Davis Drive	Research Triangle Park	100,000	—	—	100,000	1	1,062	100.0	100.0
407 Davis Drive	Research Triangle Park	81,956	—	—	81,956	1	1,644	100.0	100.0
555 Heritage Drive	Palm Beach	45,023	—	—	45,023	1	614	55.9	55.9
Research Triangle Park		1,023,763	—	—	1,023,763	15	$20,360	92.0%	92.0%

Canada
Canada		46,032	—	—	46,032	1	$1,810	100.0%	100.0%
Canada		66,000	—	—	66,000	1	1,184	100.0	100.0
Canada		142,935	—	—	142,935	1	3,234	92.8	92.8
Canada		68,000	—	—	68,000	1	3,099	100.0	100.0
Canada (1)		780,540	—	—	780,540	1	—	N/A	N/A
Canada		1,103,507	—	—	1,103,507	5	$9,327	96.8%	96.8%

Non-Cluster Markets		60,178	—	—	60,178	2	$854	91.7%	91.7%

North America		14,240,474	1,550,474	68,423	15,859,371	165	$460,109	95.0%	94.5%

Asia		658,670	642,238	44,660	1,345,568	9	$4,669	63.9%	59.8%

Continuing Operations		14,899,144	2,192,712	113,083	17,204,939	174	$464,778	93.5%	92.8%

Properties “held for sale”		51,273	—	—	51,273	2

Total		14,950,417	2,192,712	113,083	17,256,212	176

(1)	Represents land and improvements subject to a ground lease with a client tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	23

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Investments in Real Estate
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	September 30, 2013				June 30, 2013
	Book Value		Square Feet	Cost per Square Foot	Book Value		Square Feet	Cost per Square Foot
Rental properties:
Land (related to rental properties)	$542,511				$512,915
Buildings and building improvements	5,315,447				5,006,987
Other improvements	170,078				166,894
Rental properties	6,028,036		14,950,417	$403	5,686,796		14,251,293	$399
Less: accumulated depreciation	(915,494)				(878,199)
Rental properties, net	5,112,542				4,808,597

Construction in progress (“CIP”)/current value-creation projects:
Active development in North America	594,973		1,136,938	523	673,461		1,441,323	467
Investment in unconsolidated joint venture	42,537	(1)	413,536	N/A	33,838		413,536	N/A
Active redevelopment in North America	24,960		68,423	365	104,994		224,241	468
Active development and redevelopment in Asia	97,319		686,898	142	98,949		704,704	140
Generic infrastructure/building improvement projects in North America	46,227	(2)			53,333	(2)
	806,016		2,305,795	350	964,575		2,783,804	346
Subtotal	5,918,558		17,256,212	343	5,773,172		17,035,097	339

Land/future value-creation projects:
Land undergoing predevelopment activities (CIP) in North America	351,062		2,287,849	153	313,498		1,917,667	163
Land held for future development in North America	190,427		3,325,577	57	211,292		3,531,843	60
Land held for future development/undergoing predevelopment activities (CIP) in Asia	77,274		6,419,707	12	79,105		6,828,864	12
Land subject to sale negotiations	76,440		458,724	167	76,312		458,724	166
	695,203		12,491,857	56	680,207		12,737,098	53
Investments in real estate, net	6,613,761		29,748,069	$222	6,453,379		29,772,195	$217
Add: accumulated depreciation	915,494				878,199
Gross investments in real estate	$7,529,255		29,748,069		$7,331,578		29,772,195

(1)
The book value for this unconsolidated joint venture represents our equity investment in the 360 Longwood Avenue project. The Longwood joint venture has a construction loan with an aggregate commitment of $213.2 million. The loan had an outstanding balance of $75.0 million at September 30, 2013, and bears interest at LIBOR+3.75%, with a floor of 5.25%.

(2)
Represents the book value associated with approximately 75,879 and 96,372 square feet at four projects undergoing construction of generic laboratory improvements as of September 30, 2013, and June 30, 2013, respectively. For these projects, 100% was leased or subject to a letter of intent, but not delivered as of September 30, 2013.

Non-income-producing real estate assets as a percentage of gross investments in real estate

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	24

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Projected and Historical Construction Spending
(Dollars in thousands, except per square foot amounts)
(Unaudited)

Projected construction spending	Three Months Ended December 31, 2013		Thereafter
Development projects – North America	$73,321		$408,667
Redevelopment projects – North America	4,332		5,537
Development and redevelopment projects – Asia	5,945		TBD
Future value-creation projects	23,357	(1)	TBD
Total development and redevelopment projects	106,955		414,204
Predevelopment (2)	17,607	(2)	TBD
Generic infrastructure/building improvement projects in North America	23,078	(3)	TBD
Maintenance building improvements	4,640		TBD
Total construction spending	$152,280		$414,204

Guidance range for the three months ended December 31, 2013	$137,000 - 167,000

(1)
Includes future value-creation projects, including, among others, 3033 Science Park Road and 10121 Barnes Canyon Road, and remaining construction costs related to certain value-creation projects recently transferred into rental properties upon substantial completion.  The recently completed projects include certain spaces, generally less than 10% of the project, that may require additional construction prior to occupancy.  For example, this includes our recently delivered redevelopment projects at 343 Oyster Point Boulevard, 1616 Eastlake Avenue, 400 Technology Square, 1551 Eastlake Avenue, and 10300 Campus Point Drive, which generally have 15,000 to 30,000 RSF of value-creation activities to complete in connection with the lease-up of the space.

(2)
Includes traditional preconstruction costs plus predevelopment costs related to: (i) approximately $8.0 million related to site and infrastructure costs for the 1.2 million RSF related to 50 Binney Street, 100 Binney Street, and the 238,000 RSF of residential at the Alexandria Center™ at Kendall Square, including utility access and roads, installation of storm drain systems, infiltration systems, traffic lighting/signals, streets, and sidewalks, and (ii) approximately $3.0 million related to the design, permitting, and construction drawings related to 50 Binney Street.  Site and infrastructure costs related to 75/125 Binney Street are included in our estimate of cost at completion and initial stabilized yields.

(3)	Includes, among others, generic infrastructure building improvement projects in North America, including 2625/2627/2631 Hanover Street, 7030 Kit Creek Road, and 215 First Street.

Historical construction spending	Nine Months Ended September 30, 2013
Development projects – North America	$256,465
Redevelopment projects – North America	91,162
Development and redevelopment projects – Asia	5,773
Total development and redevelopment projects	353,400
Predevelopment (1)	48,253
Generic infrastructure/building improvement projects in North America (2)	27,806
Total construction spending	$429,459

(1)	See note (2) above.

(2)	Includes revenue-enhancing projects and amounts shown in the table below related to non-revenue-enhancing capital expenditures.

Non-revenue-enhancing capital expenditures, tenant improvements, and leasing costs

The table below shows the average per square foot of property-related non-revenue-enhancing capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from client tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

	Nine Months Ended September 30, 2013
	Amount	Square Feet	Per Square Foot
Non-revenue enhancing capital expenditures (1)	$2,414	13,932,949	$0.17
Tenant improvements and leasing costs:
Re-tenanted space	$3,743	255,250	$14.66
Renewal space	3,868	729,817	5.30
Total	$7,611	985,067	$7.73

(1)	Includes, among other costs, capital expenditures such as roof and HVAC system replacements.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of 3Q13 Deliveries of Value-Creation Development and Redevelopment Projects in North America
(Dollars in thousands)
(Unaudited)

	3Q13 Delivery		RSF		Project Occupancy at September 30, 2013	Total Project Investment (1)	Project Quarterly GAAP NOI				Initial Stabilized		Average Cash Yield
Address/Market – Submarket	Date Delivered	RSF Delivered	Delivered Prior to 3Q13	Project			2Q13	3Q13	Estimated 4Q13 (2)	Estimated Stabilized	Cash Yield	GAAP Yield		Client Tenants
Development projects in North America
225 Binney Street/Greater Boston – Cambridge	End of September 2013	305,212	—	305,212	100%	$174,160	$—	$—	$3,575	$3,575	7.7%	8.2%	8.2%	Biogen Idec Inc.
Redevelopment projects in North America
285 Bear Hill Road/Greater Boston – Route 128	End of September 2013	26,270	—	26,270	100%	9,267	—	—	203	203	8.4%	8.8%	9.2%	Intelligent Medical Devices, Inc.
343 Oyster Point Boulevard/ San Francisco Bay Area – South San Francisco	July 2013	36,473	17,507	53,980	79%	16,632	—	258	285	416	9.9%	10.0%	10.4%	Calithera BioSciences, Inc.; CytomX Therapeutics, Inc.
9800 Medical Center Drive/Suburban Washington, D.C. – Rockville (3)	August 2013	67,055	8,001	75,056	100%	79,165	66	428	1,090	1,090	5.5%	5.5%	5.5%	National Institutes of Health
1616 Eastlake Avenue/Seattle – Lake Union (3)	July 2013	26,020	40,756	66,776	61%	37,906	492	492	492	830	8.4%	8.8%	9.4%	Infectious Disease Research Institute
Subtotal redevelopment projects in North America/weighted average		155,818	66,264	222,082	83%	142,970	558	1,178	2,070	2,539
Total/weighted average		461,030	66,264	527,294	93%	$317,130	$558	$1,178	$5,645	$6,114

(1)	Total project investment represents the historical gross real estate cost basis in accordance with GAAP, including land, building and other costs.

(2)	Represents estimated NOI based upon executed leases.

(3)
Project represents a partial-building redevelopment project. The RSF, occupancy, total investment, yield and NOI information is related to the redevelopment portion of the property and does not represent information for the entire property.

ALEXANDRIA REAL ESTATE EQUITIES, INC ALL RIGHTS RESERVED © 2013	26

ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

All Active Value-Creation Development and Redevelopment Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

		Leased Status							Project Start Date	Initial Occupancy Date	Stabilized Occupancy Date
		Leased		Negotiating		Total Leased/Negotiating
Property/Market – Submarket	CIP RSF	RSF	%	RSF	%	RSF		%				Client Tenants
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	388,270	386,111	99%	—	—%	386,111		99%	1Q13	1Q15	2015	ARIAD Pharmaceuticals, Inc.
499 Illinois Street/San Francisco Bay Area – Mission Bay	222,780	171,987	77	11,132	5	183,119	(1)	82	2Q11	2Q14	2014	Illumina, Inc./The Regents of the University of California
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	107,250	107,250	100	—	—	107,250		100	1Q13	4Q14	2014	Amgen Inc.
430 East 29th Street/Greater New York City – Manhattan	418,638	199,220	48	83,734	20	282,954		68	4Q12	4Q13	2015	Roche/Investment-grade entity
Consolidated development projects in North America	1,136,938	864,568	76	94,866	8	959,434		84
Unconsolidated joint venture
360 Longwood Avenue/Greater Boston – Longwood Medical Area	413,536	154,100	37	78,978	19	233,078		56	2Q12	4Q14	2016	Dana-Farber Cancer Institute, Inc.
Total/weighted average	1,550,474	1,018,668	66%	173,844	11%	1,192,512		77%

Consolidated redevelopment projects in North America
4757 Nexus Center Drive/San Diego – University Town Center	68,423	68,423	100%	—	—%	68,423		100%	4Q12	4Q13	4Q13 (2)	Genomatica, Inc.

	Investment
		Cost to Complete
		2013		2014 and Thereafter					Initial Stabilized Yield (Unlevered)		Average Cash Yield
Property/Market – Submarket	CIP	Construction Financing	Internal Funding	Construction Financing	Internal Funding		Total at Completion
									Cash	GAAP
Consolidated development projects in North America
75/125 Binney Street/Greater Boston – Cambridge	$142,291	$28,372	$—	$180,776	$—		$351,439	(3)	8.0%	8.2%	9.1%
499 Illinois Street/San Francisco Bay Area – Mission Bay	$118,919	$—	$8,657	$—	$75,345		$202,921	(4)	6.4%	7.2%	7.3%
269 East Grand Avenue/San Francisco Bay Area – So. San Francisco	$14,448	$1,265	$1,017	$34,570	$—		$51,300		8.1%	9.3%	9.3%
430 East 29th Street/Greater New York City – Manhattan	$319,315	$—	$29,226	$—	$114,704		$463,245		6.6%	6.5%	7.1%
Consolidated development projects in North America	$594,973	$29,637	$38,900	$215,346	$190,049		$1,068,905
Unconsolidated joint venture
100% of JV: 360 Longwood Avenue/Greater Boston – Longwood Medical Area	$198,921	$20,760	$4,784	$122,263	$3,272		$350,000		8.3%	8.9%	9.3%
Less: Funding from secured construction loans and JV partner capital	$(156,384)	$(20,760)	$—	$(122,263)	$—		$(299,407)
ARE investment in 360 Longwood Avenue (27.5% interest)	$42,537	$—	$4,784	$—	$3,272		$50,593
Total ARE investment	$637,510	$29,637	$43,684	$215,346	$193,321		$1,119,498

Total 2013, 2014 and thereafter			$73,321		$408,667

Consolidated redevelopment projects in North America
4757 Nexus Center Drive/San Diego – University Town Center	$24,960	$—	$4,332	$—	$5,537	(2)	$34,829		7.6%	7.8%	8.5%

(1)	Includes 43,625 RSF leased to a high-quality biopharmaceutical company in October 2013.

(2)
We expect to deliver 54,012 RSF, or 79% of the total project in the fourth quarter of 2013. Genomatica, Inc. is contractually required to lease the remaining 14,411 RSF 18 to 24 months following the delivery of the initial 54,012 RSF.

(3)
In the third quarter of 2013, we completed the preliminary design and budget for interior improvements for use by Ariad. Based upon our lease with Ariad, we expected an increase in both estimated net operating income and estimated cost of completion; with no significant change in our estimated yields. We expect to finalize the design and budget for the interior improvements in the future and will provide an update on our estimated cost at completion and targeted yields.

(4)
The total estimated cost at completion has been updated to reflect the additional costs necessary to incorporate tenant building specifications for Illumina, Inc., The Regents of the University of California, and a high-quality biopharmaceutical tenant aggregating approximately 171,987 RSF. The tenants are funding the costs of the additional improvements through rent pursuant to their respective leases.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

All Active Value-Creation Development and Redevelopment Projects in North America (continued)

Property	75/125 Binney Street	499 Illinois Street	269 East Grand Avenue
Submarket/Market	Cambridge/Greater Boston	Mission Bay/San Francisco Bay Area	South San Francisco/San Francisco Bay Area
RSF (in progress)	388,270	222,780	107,250
Project Type	Development	Development	Development
Client Tenants	ARIAD Pharmaceuticals, Inc.	Illumina, Inc./The Regents of the University of California	Amgen Inc.
Photograph/ Rendering
Property	430 East 29th Street	360 Longwood Avenue	4757 Nexus Center Drive
Submarket/Market	Manhattan/Greater New York City	Cambridge/Greater Boston	University Town Center/San Diego
RSF (in progress)	418,638	413,536	68,423
Project Type	Development	Unconsolidated JV Development	Redevelopment
Client Tenants	Roche/Investment-grade entity	Dana-Farber Cancer Institute, Inc.	Genomatica, Inc.
Photograph/ Rendering

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Near-Term Value-Creation Development Projects and
Future Value-Creation Development Projects in North America
(Dollars in thousands, except per square foot amounts)
(Unaudited)

	Land Undergoing Predevelopment Activities (Additional CIP)			Land Held for Future Development			Embedded Land (1)		Total
Property – Market	Book Value	Square Feet	Cost per Square Foot	Book Value	Square Feet	Cost per Square Foot	Square Feet		Book Value	Square Feet	Cost per Square Foot
Near-term value-creation development projects
Alexandria Center™ at Kendall Square – Greater Boston:
50 and 100 Binney Street and Residential	$273,871	1,062,180	$258	$3,856	150,000	$26	—		$277,727	1,212,180	$229
3013/3033 Science Park Road – San Diego	17,799	176,500	101	—	—	—	—		17,799	176,500	101
5200 Illumina Way – San Diego	14,988	392,983	38	—	—	—	—		14,988	392,983	38
10300 Campus Point – San Diego	4,452	140,000	32	—	—	—	—		4,452	140,000	32
East 29th Street – Greater New York City	—	—	—	—	—	—	420,000	(2)	—	420,000	N/A
124 Terry Avenue North – Seattle	6,274	200,000	31	—	—	—	—		6,274	200,000	31
1150/1165/1166 Eastlake Avenue – Seattle	29,611	266,266	111	—	—	—	—		29,611	266,266	111
Near-term value-creation development projects	$346,995	2,237,929	$155	$3,856	150,000	$26	420,000		$350,851	2,807,929	$125

Future value-creation development projects
Technology Square – Greater Boston	$—	—	$—	$7,721	100,000	$77	—		$7,721	100,000	$77
Grand Ave – San Francisco Bay Area	—	—	—	42,853	397,132	108	—		42,853	397,132	108
Rozzi/Eccles – San Francisco Bay Area	—	—	—	72,887	514,307	142	—		72,887	514,307	142
Executive Drive – San Diego	4,067	49,920	81	—	—	—	—		4,067	49,920	81
Other – San Diego	—	—	—	—	—	—	279,000		—	279,000	N/A
Medical Center Drive – Suburban Washington, D.C.	—	—	—	7,548	321,721	23	—		7,548	321,721	23
Research Boulevard – Suburban Washington, D.C.	—	—	—	7,006	347,000	20	—		7,006	347,000	20
Firstfield Road – Suburban Washington, D.C.	—	—	—	4,052	95,000	43	—		4,052	95,000	43
Dexter Avenue – Seattle	—	—	—	12,560	186,300	67	—		12,560	186,300	67
Other	—	—	—	31,944	1,214,117	26	436,000		31,944	1,650,117	19
Future value-creation development projects	$4,067	49,920	$81	$186,571	3,175,577	$59	715,000		$190,638	3,940,497	$48
Total value-creation development projects	$351,062	2,287,849	$153	$190,427	3,325,577	$57	1,135,000		$541,489	6,748,426	$80

(1)
Embedded land generally represents adjacent land acquired in connection with the acquisition of operating properties. As a result, the real estate basis attributable to these land parcels is classified in rental properties, net.

(2)
We hold a right to ground lease a parcel supporting the future ground-up development of approximately 420,000 RSF at the Alexandria Center™ for Life Science - New York pursuant to an option under our ground lease.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Near-Term Value-Creation Development Projects
Greater Boston

Operating/Development/Redevelopment Project	Future Value-Creation Project

Property	Alexandria Center™ at Kendall Square
Submarket/Market	Cambridge/Greater Boston
Aerial
Background
Alexandria received final approval from the City of Cambridge to develop the Alexandria Center™ at Kendall Square, a fully-integrated life science campus featuring four world-class laboratory/office facilities, high-quality amenities, and green space. Alexandria’s entitlement efforts resulted in an increase of 1.1 million developable square feet over the original entitlements in place at acquisition.

Near-Term Opportunity
Ground-up development projects at 50 and 100 Binney Street aggregating approximately 1.0 million RSF plus residential projects aggregating 238,000 RSF; subject to market conditions, we expect to commence development of these projects over the next one to three years and we may consider financing these projects with joint venture capital. We believe the estimated investment, excluding land, to develop laboratory buildings, with an underground parking garage, on these parcels will generally range from $650 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Near-Term Value-Creation Development Projects
San Diego

Operating	Future Value-Creation Project

Property	3013/3033 Science Park Road
Submarket/Market	Torrey Pines/San Diego
Aerial
Background
ARE Spectrum is Alexandria’s 335,145 RSF, multi-tenant campus located in Torrey Pines.  The existing operating laboratory properties are fully leased to The Scripps Research Institute and Sapphire Energy, Inc.

Near-Term Opportunity
Ground-up development and possible redevelopment projects at 3013/3033 Science Park Road aggregating 176,500 RSF for either multi-tenant use or a large campus user.  Subject to market conditions, we expect to commence construction of these projects over the next one to three years.  We believe the estimated investment, excluding land, to construct laboratory buildings on these parcels will generally range from $350 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Near-Term Value-Creation Development Projects
San Diego

Operating	Future Value-Creation Project

Property	10300 Campus Point Drive	5200 Illumina Way
Submarket/Market	University Town Center/San Diego	University Town Center/San Diego
Aerial

PARKING STRUCTURE
BUILDING 70,000 RSF
10300 CAMPUS POINT DRIVE 449,759 RSF
BUILDING 70,000 RSF
PARKING STRUCTURE

PARKING STRUCTURE
BUILDING 23,124 RSF
BUILDING 127,373 RSF
CONSERVA
125
BUILDING 15,696 RSF
BUILDING 196,491 RSF
BUILDING 196,492 RSF
BUILDING 171,340 RSF
BUILDING 159,272 RSF

Background	10300 Campus Point Drive is Alexandria’s flagship 449,759 RSF, multi-tenant campus in University Town Center with additional developable square footage.
Alexandria owns and operates the headquarters campus of Illumina, Inc., the leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function with a YE12 market capitalization of $6.9 billion.

Near-Term Opportunity
Ground-up development projects aggregating approximately 140,000 RSF; subject to market conditions, we expect to commence development of these projects over the next one to three years. We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels will generally range from $450 per square foot and up.

Future ground-up development projects for two buildings aggregating 392,983 RSF; subject to market conditions, we expect to commence development of these projects over the next one to three years.  We believe the estimated investment, excluding land, to develop laboratory buildings on these parcels, including costs of aboveground parking, will generally range from $450 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Near-Term Value-Creation Development Projects and
Future Value-Creation Development Projects
Seattle

Operating	Future Value-Creation Project

Property	124 Terry Avenue North	Eastlake Avenue
Submarket/Market	Lake Union/Seattle	Lake Union/Seattle
Aerial
Background
Alexandria’s Terry Avenue and Eastlake Avenue assets are located in Lake Union, home to numerous highly renowned medical research institutions, including the Fred Hutchinson Cancer Research Center and the University of Washington.

Near-Term Opportunity

Ground-up development project aggregating approximately 200,000 RSF for either multi-tenant use or a large single user.  Subject to market conditions, we expect to commence construction of this project as we have a tenant identified for this project.  We believe the estimated investment, excluding land, to develop an office building on this parcel will generally range from $300 per square foot and up.

Build-to-suit projects, as well as expansion projects related to existing client tenants.  Subject to market conditions, we expect to commence construction of the 1165 Eastlake Avenue East parcel as we have a tenant identified for this project.  We believe the estimated investment, excluding land, to develop a laboratory building on this parcel will generally range from $375 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Near-Term Value-Creation Development Project
Land Option in New York City

Operating/Development Project	Future Value-Creation Project

Property	Alexandria Center™ For Life Science - Optional Land Parcel
Submarket/Market	Manhattan/Greater New York City
Aerial
Background
Alexandria was selected by the City of New York to transform a riverfront parcel, containing an old hospital laundry building and parking lot, into the Alexandria Center™ For Life Science, New York’s first and only world-class life science cluster.

Near-Term Opportunity
Alexandria holds a right to acquire a ground-lease interest in an adjacent land parcel which can support future ground-up development of approximately 420,000 RSF. We believe the estimated investment, excluding land, to develop a laboratory building on this parcel will generally range from $900 per square foot and up.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Real Estate Investment in Asia
(Unaudited)
 Property listing

	Rentable Square Feet					Annualized Base Rent (in thousands)		Occupancy Percentage
					Number of Properties			Operating	Operating and Redevelopment
Country	Operating	Development	Redevelopment	Total
China	299,484	—	—	299,484	1	$453	(1)	46.7%	46.7%
China	—	309,476	—	309,476	1	—		N/A	N/A
China	299,484	309,476	—	608,960	2	453		46.7	46.7

India	33,698	—	—	33,698	1	248		46.5	46.5
India	143,260	—	—	143,260	1	2,380		88.4	88.4
India	—	157,762	—	157,762	1	—		N/A	N/A
India	—	175,000	—	175,000	1	—		N/A	N/A
India	96,028	—	—	96,028	1	725		54.3	54.3
India	—	—	44,660	44,660	1	—		N/A	—
India	86,200	—	—	86,200	1	863		100.0	100.0
India	359,186	332,762	44,660	736,608	7	4,216		78.1	69.5
Total Asia	658,670	642,238	44,660	1,345,568	9	$4,669		63.9%	59.8%

(1)	Represents annualized base rent for non-laboratory use. The balance of the space is subject to an executed letter of intent and is under lease negotiation with a creditworthy prospective tenant.

Summary of investments in real estate

	September 30, 2013			June 30, 2013
	Book Value (in thousands)	Square Feet	Cost per Square Foot	Book Value (in thousands)	Square Feet	Cost per Square Foot
Rental properties, net, in China	$21,225	299,484	$71	$21,233	299,484	$71
Rental properties, net, in India	37,862	359,186	105	34,077	318,118	107

Construction in progress:
Active development projects in China	61,201	309,476	198	59,584	309,476	193
Active development projects in India	31,411	332,762	94	28,875	309,500	93
Active redevelopment projects in India	4,707	44,660	105	10,490	85,728	122
	97,319	686,898	142	98,949	704,704	140
Land held for future development/land undergoing predevelopment activities (additional CIP) – India	77,274	6,419,707	12	79,105	6,828,864	12
Total investments in real estate, net, in Asia	$233,680	7,765,275	$30	$233,364	8,151,170	$29

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Assets Held for Sale
(Dollars in thousands)
(Unaudited)

Non-income-producing land sales under negotiation

Description	Amount
1600 Owens Street, inclusive of parking rights (at negotiated sales price)	$55,000	(1)
Land subject to sale negotiations	30,000	(2)
Total	$85,000

(1)	Land with a basis of approximately $51 million, inclusive of parking rights and estimated closing costs, projected to close in December 2013.

(2)	Land with a book value of approximately $30 million projected to close in 2014.

Income-producing assets held for sale

Net assets of discontinued operations

Description	September 30, 2013
Properties “held for sale,” net	$4,510
Other assets	14
Total assets	4,524

Total liabilities	(32)
Net assets of discontinued operations	$4,492

Income from discontinued operations, net (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total revenues	$4	$8,418	$3,741	$26,556
Operating expenses	68	2,788	1,697	8,337
NOI from discontinued operations	(64)	5,630	2,044	18,219
Depreciation expense	—	1,589	930	4,822
(Gain) loss on sale of real estate	—	(1,562)	121	(1,564)
Impairment of real estate	—	9,799	—	9,799
Income from discontinued operations, net	$(64)	$(4,196)	$993	$5,162

(1)
Income from discontinued operations, net, includes the results of operations for two operating properties that were classified as “held for sale” as of September 30, 2013, as well as the results of operations (prior to disposition) and (gain) loss on sale of real estate attributable to 10 properties sold during the period from January 1, 2012 to September 30, 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Credit Metrics
(Unaudited)

Net Debt to Adjusted EBITDA	Net Debt to Gross Assets (Excluding Cash and Restricted Cash)

Fixed Charge Coverage Ratio	Interest Coverage Ratio

Unencumbered NOI as a % of Total NOI	Unencumbered Assets Gross Book Value as a % of Gross Assets

Liquidity	Unhedged Variable Rate Debt as a % of Total Debt

$1,600
$1,500
$1,400
$1,300
$1,200
$1,100
$1,000
(in millions)
Cash and Cash Equivalents $54
Availability Under 2019 Unsecured Line of Credit
$1,486

Unhedged Variable Rate Debt 10%
Fixed Rate/ Hedged Variable Rate Debt 90%

(1)
Periods represent quarter annualized metrics.  We believe key credit metrics for the three months ended September 30, 2013, annualized, reflect the completion of many development and redevelopment projects and are indicative of the Company’s current operating trends.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Debt
(Dollars in thousands)
(Unaudited)

	Stated Rate		Weighted Average Interest Rate(1)	Maturity Date(2)		Remaining for the Period Ending December 31,
Debt						2013	2014	2015	2016	2017	Thereafter	Total
Secured notes payable
Greater Boston	5.26%		5.59%	04/01/14		$979	$208,683	$—	$—	$—	$—	$209,662
Suburban Washington, D.C.	2.17		2.17	04/20/14	(3)	—	76,000	—	—	—	—	76,000
San Diego	6.05		4.88	07/01/14		24	6,458	—	—	—	—	6,482
San Diego	5.39		4.00	11/01/14		30	7,495	—	—	—	—	7,525
Seattle	6.00		6.00	11/18/14		60	240	—	—	—	—	300
Suburban Washington, D.C.	5.64		4.50	06/01/15		22	138	5,788	—	—	—	5,948
Greater Boston, San Francisco Bay Area, and San Diego	5.73		5.73	01/01/16		416	1,713	1,816	75,501	—	—	79,446
Greater Boston, San Diego, and Greater New York City	5.82		5.82	04/01/16		221	931	988	29,389	—	—	31,529
San Francisco Bay Area	6.35		6.35	08/01/16		580	2,487	2,652	126,715	—	—	132,434
San Francisco Bay Area	L+1.50		1.69	07/01/15	(4)	—	—	43,227	—	—	—	43,227
San Francisco Bay Area	L+1.40		1.59	06/01/16	(5)	—	—	—	—	—	—	—
Greater Boston	L+1.35		1.54	08/23/17	(6)	—	—	—	—	—	—	—
San Diego, Suburban Washington, D.C., and Seattle	7.75		7.75	04/01/20		345	1,453	1,570	1,696	1,832	108,469	115,365
San Francisco Bay Area	6.50		6.50	06/01/37		—	17	18	19	20	773	847
Average/Total	5.41%		5.47			2,677	305,615	56,059	233,320	1,852	109,242	708,765

$1.5 billion unsecured senior line of credit	L+1.10%	(7)	1.28	01/03/19		—	—	—	—	—	14,000	14,000
2016 Unsecured Senior Bank Term Loan	L+1.20%		1.70	07/31/16		—	—	—	500,000	—	—	500,000
2019 Unsecured Senior Bank Term Loan	L+1.20%		3.30	01/03/19		—	—	—	—	—	600,000	600,000
Unsecured senior notes payable	4.60%		4.61	04/01/22		—	—	—	—	—	550,000	550,000
Unsecured senior notes payable	3.90%		3.94	06/15/23		—	—	—	—	—	500,000	500,000
Average/Subtotal			3.91			2,677	305,615	56,059	733,320	1,852	1,773,242	2,872,765
Unamortized discounts			—			(146)	(199)	(139)	(177)	(184)	(1,077)	(1,922)
Average/Total			3.91%			$2,531	$305,416	$55,920	$733,143	$1,668	$1,772,165	$2,870,843

Balloon payments						$—	$297,080	$48,955	$730,029	$—	$1,768,352	$2,844,416
Principal amortization						2,531	8,336	6,965	3,114	1,668	3,813	26,427
Total consolidated debt						$2,531	$305,416	$55,920	$733,143	$1,668	$1,772,165	$2,870,843

Fixed rate/hedged variable rate debt						$2,471	$229,176	$12,693	$583,143	$1,668	$1,758,165	$2,587,316
Unhedged variable rate debt						60	76,240	43,227	150,000	—	14,000	283,527
Total consolidated debt						$2,531	$305,416	$55,920	$733,143	$1,668	$1,772,165	$2,870,843

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

(2)	Includes any extension options that we control.

(3)	We are having discussions with the lender on an extension of the maturity date.

(4)	Secured construction loan with aggregate commitments of $55.0 million. We have two, one-year options to extend the stated maturity date to July 1, 2017, subject to certain conditions.

(5)
Secured construction loan with aggregate commitments of $33.0 million. We have two, one-year options to extend the stated maturity date to June 1, 2018, subject to certain conditions. As of September 30, 2013, we had not drawn on the loan.

(6)
Secured construction loan with aggregate commitments of $245.4 million. We have a one-year option to extend the stated maturity date to August 23, 2018, subject to certain conditions. As of September 30, 2013, we had not drawn on the loan.

(7)	In addition to the stated rate, the line of credit is subject to an annual facility fee of 0.20%.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Summary of Debt (continued)
(Dollars in thousands)
(Unaudited)

Fixed rate/hedged and unhedged variable rate debt

	Fixed Rate/Hedged Variable Rate	Unhedged Variable Rate	Total Consolidated	Percentage of Total	Weighted Average Interest Rate at End of Period (1)	Weighted Average Remaining Term (in years)
Secured notes payable, net	$589,126	$119,527	$708,653	24.7%	5.47%	2.5
Unsecured senior notes payable, net	1,048,190	—	1,048,190	36.5	4.29	9.1
$1.5 billion unsecured senior line of credit	—	14,000	14,000	0.5	1.28	5.3
2016 Unsecured Senior Bank Term Loan	350,000	150,000	500,000	17.4	1.70	2.8
2019 Unsecured Senior Bank Term Loan	600,000	—	600,000	20.9	3.30	5.3
Total debt / weighted average	$2,587,316	$283,527	$2,870,843	100.0%	3.91%	5.5
Percentage of total debt	90%	10%	100%

(1)
Represents the weighted average contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate swap agreements. The weighted average interest rate excludes bank fees and amortization of loan fees.

Debt covenants

	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
Debt Covenant Ratios	Requirement	Actual	Requirement	Actual
Total Debt to Total Assets	≤ 60%	35%	≤ 60%	31%
Secured Debt to Total Assets	≤ 40%	9%	≤ 45%	8%
Consolidated EBITDA to Interest Expense	≥ 1.50x	5.95x	≥ 1.50x	2.58x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	285%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60%	35%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	7.34x

Summary of interest rate swap agreements

Effective Date	Termination Date	Interest Pay Rate (1)	Fair Value as of September 30, 2013	Notional Amount in Effect as of
				September 30, 2013	December 31, 2013
December 29, 2006	March 31, 2014	4.990%	$(1,205)	$50,000	$50,000
November 30, 2009	March 31, 2014	5.015%	(1,817)	75,000	75,000
November 30, 2009	March 31, 2014	5.023%	(1,820)	75,000	75,000
December 31, 2012	December 31, 2013	0.640%	(291)	250,000	—
December 31, 2012	December 31, 2013	0.640%	(291)	250,000	—
December 31, 2012	December 31, 2013	0.644%	(147)	125,000	—
December 31, 2012	December 31, 2013	0.644%	(147)	125,000	—
December 31, 2013	December 31, 2014	0.977%	(1,802)	—	250,000
December 31, 2013	December 31, 2014	0.976%	(1,799)	—	250,000
Total			$(9,319)	$950,000	$700,000

(1)	In addition to the interest pay rate, borrowings outstanding under our unsecured senior bank term loans include an applicable margin of 1.20% as of September 30, 2013.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Definitions and Other Information
(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

EBITDA represents earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a non-GAAP financial measure, and is used by us and others as a supplemental measure of performance.  We use adjusted EBITDA (“Adjusted EBITDA”) and Adjusted EBITDA margins to assess the performance of our core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis.  Adjusted EBITDA is calculated as EBITDA excluding net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  Adjusted EBITDA margins is the percentage derived from dividing Adjusted EBITDA by total revenues. We believe Adjusted EBITDA and Adjusted EBITDA margins provide investors relevant and useful information because they permit investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, net stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels.  By excluding interest expense and gains or losses on early extinguishment of debt, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins allow investors to measure our performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our performance to that of other companies, both in the real estate industry and in other industries.  We believe that excluding non-cash charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that adjusting for the effects of gains or losses on sales of real estate, gains or losses on sales of land parcels, impairments of real estate, and impairments of land parcels provides useful information by excluding certain items that are not representative of our core operating results.  These items are dependent upon historical costs, and are subject to judgmental inputs and the timing of our decisions.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as measures of our performance.  EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity.  Further, our computation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins may not be comparable to similar measures reported by other companies.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins:

	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Net income	$32,453	$33,337	$30,237	$28,807	$18,305	$96,027	$76,721
Interest expense – continuing operations	16,171	15,978	18,020	17,941	17,092	50,169	51,240
Depreciation and amortization – continuing operations	49,102	46,580	46,065	47,515	46,584	141,747	139,111
Depreciation and amortization – discontinued operations	—	—	930	557	1,589	930	4,822
EBITDA	97,726	95,895	95,252	94,820	83,570	288,873	271,894
Stock compensation expense	3,729	4,463	3,349	3,748	3,845	11,541	10,412
Loss on early extinguishment of debt	1,432	560	—	—	—	1,992	2,225
(Gain) loss on sale of real estate	—	(219)	340	—	(1,562)	121	(1,564)
Gain on sale of land parcel	—	(772)	—	—	—	(772)	(1,864)
Impairment of real estate	—	—	—	1,601	9,799	—	9,799
Impairment of land parcel	—	—	—	2,050	—	—	—
Adjusted EBITDA	$102,887	$99,927	$98,941	$102,219	$95,652	$301,755	$290,902
Total revenues	$158,630	$154,235	$150,380	$151,554	$142,850	$463,245	$424,154
Adjusted EBITDA margins	65%	65%	66%	67%	67%	65%	69%

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Definitions and Other Information (continued)
(Unaudited)

Adjusted funds from operations

Adjusted funds from operations (“AFFO”) is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute AFFO by adding to or deducting from FFO, as adjusted: (1) maintenance building improvements, and non-revenue-enhancing tenant improvements and leasing commissions (excludes development and redevelopment expenditures); (2) effects of straight-line rent and straight-line rent on ground leases; (3) capitalized income from development projects; (4) amortization of acquired above and below market leases, loan fees, and debt premiums/discounts; (5) non-cash compensation expense; and (6) allocation of AFFO attributable to unvested restricted stock awards.

We believe that AFFO is a useful supplemental performance measure because it further adjusts to: (1) deduct certain expenditures that, although capitalized and classified in depreciation expense, do not enhance the revenue or cash flows of our properties; (2) eliminate the effect of straight-lining our rental income and capitalizing income from development projects in order to reflect the actual amount of contractual rents due in the period presented; and (3) eliminate the effect of non-cash items that are not indicative of our core operations and do not actually reduce the amount of cash generated by our operations.  We believe that eliminating the effect of non-cash charges related to share-based compensation facilitates a comparison of our operations across periods and among other equity REITs without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside our control), and the assumptions and the variety of award types that a company can use.  We believe that AFFO provides useful information by excluding certain items that are not representative of our core operating results because such items are dependent upon historical costs or subject to judgmental valuation inputs and the timing of our decisions.

AFFO is not intended to represent cash flow for the period, and is intended only to provide an additional measure of performance.  We believe that net income attributable to Alexandria’s common stockholders is the most directly comparable GAAP financial measure to AFFO.  We believe that AFFO is a widely recognized measure of the operations of equity REITs, and presenting AFFO will enable investors to assess our performance in comparison to other equity REITs.  However, other equity REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to AFFO calculated by other equity REITs.  AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Annualized base rent

Annualized base rent means the annualized fixed base rental amount in effect as of the end of the period, related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Average cash yield

See definition of Initial Stabilized Yield (unlevered).

Capitalized interest

A key component of our business model is our value-creation development and redevelopment projects.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry client tenants.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic life science laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space.  We also have certain significant value-creation projects undergoing important and substantial predevelopment activities to bring these assets to their intended use.  These critical activities add significant value and are required for the construction of buildings.  The projects will provide high-quality facilities for the life science industry and are expected to generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, development, and redevelopment as a cost of the project.  Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, development, and redevelopment are also capitalized as a cost of the project.  We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees, and amortization of debt premiums/discounts.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Definitions and Other Information (continued)
(Unaudited)

Construction in progress/current value-creation projects

Active value-creation development/active redevelopment projects

A key component of our business model is our value-creation development and redevelopment projects.  These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of client tenants in the life science industry.  Upon completion, each value-creation project is expected to generate significant revenues and cash flows.  Our development and redevelopment projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Development projects consist of the ground-up development of generic and reusable life science laboratory facilities.  We generally will not commence new development projects for above-ground vertical construction of new life science laboratory space without first securing pre-leasing for such space except when there is significant market demand for high-quality laboratory facilities.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space.

Dividend payout ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria’s common stockholders on a diluted basis, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed charge coverage ratio

The fixed charge coverage ratio is the ratio of Adjusted EBITDA to fixed charges. This ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.  The following table presents a reconciliation of interest expense, the most directly comparable GAAP financial measure to cash interest and fixed charges:

	Three Months Ended
(dollars in thousands)	9/30/2013		6/30/2013	3/31/2013	12/31/2012	9/30/2012
Adjusted EBITDA	$102,887		$99,927	$98,941	$102,219	$95,652

Interest expense – continuing operations	$16,171		$15,978	$18,020	$17,941	$17,092
Add: capitalized interest	16,788		15,690	14,021	14,897	16,763
Less: amortization of loan fees	(2,487)		(2,427)	(2,386)	(2,505)	(2,470)
Less: amortization of debt premium/discounts	(153)		(115)	(115)	(110)	(112)
Cash interest	30,319		29,126	29,540	30,223	31,273
Dividends on preferred stock	6,472		6,471	6,471	6,471	6,471
Fixed charges	$36,791		$35,597	$36,011	$36,694	$37,744
Fixed charge coverage ratio – quarter annualized	2.8	x	2.8x	2.7x	2.8x	2.5x
Fixed charge coverage ratio – trailing 12 months	2.8	x	2.7x	2.7x	2.6x	2.6x

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Definitions and Other Information (continued)
(Unaudited)

Funds from operations and funds from operations, as adjusted

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of funds from operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among equity REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  Moreover, we believe that FFO, as adjusted, is also helpful because it allows investors to compare our performance to the performance of other real estate companies between periods, and on a consistent basis, without having to account for differences caused by investment and disposition decisions, financing decisions, terms of securities, capital structures, and capital market transactions.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper and related implementation guidance (“NAREIT White Paper”).  The NAREIT White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Impairments of real estate relate to decreases in the estimated fair value of real estate due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.  Impairments of real estate represent the non-cash write-down of assets when fair value over the recoverability period is less than the carrying value.  We compute FFO, as adjusted, as FFO calculated in accordance with the NAREIT White Paper, plus losses on early extinguishment of debt, preferred stock redemption charges, and impairments of land parcels, less realized gain on equity investment primarily related to one non-tenant life science entity, and the amount of such items that is allocable to our unvested restricted stock awards.  Our calculations of both FFO and FFO, as adjusted, may differ from those methodologies utilized by other equity REITs for similar performance measurements, and, accordingly, may not be comparable to those of other equity REITs.  Neither FFO nor FFO, as adjusted, should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity, nor are they indicative of the availability of funds for our cash needs, including funds available to make distributions.

Future value-creation projects

Land held for future development

All predevelopment efforts have been advanced to appropriate stages and no further predevelopment activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new life science laboratory space without first securing pre-leasing for such space, except when there is significant market demand for high-quality laboratory facilities.

Land undergoing predevelopment activities (additional CIP)

Land undergoing predevelopment activities is classified as construction in progress and is undergoing activities prior to commencement of vertical construction of aboveground building improvements.  We generally will not commence ground-up development of any parcels undergoing predevelopment activities without first securing pre-leasing for such space, except when there is significant market demand for high-quality laboratory facilities.  If vertical aboveground construction is not initiated at completion predevelopment activities, the land parcel will be classified as land held for future development.  Our objective with predevelopment is to reduce the time it takes to deliver projects to prospective client tenants.  The largest project included in land undergoing predevelopment consists of our 1.2 million developable square feet at the Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts.

We are required to capitalize project costs, including interest, property taxes, insurance, and other costs directly related and essential to the development or construction of a project during periods when activities necessary to prepare an asset for its intended use are in progress.  Predevelopment costs generally include the following activities prior to commencement of vertical construction:

•
Traditional preconstruction costs including entitlement, design, construction drawings, Building Information Modeling (3-D virtual modeling), budgeting, sustainability and energy optimization reviews, permitting, and planning for all aspects of the project.

•
Site and infrastructure construction costs including belowground site work, utility connections, land grading, drainage, egress and regress access points, foundation, and other costs to prepare the site for vertical construction of aboveground building improvements. For example, site and infrastructure costs for the 1.2 million RSF primarily related to 50 Binney Street and 100 Binney Street of the Alexandria Center™ at Kendall Square are classified as predevelopment prior to commencement of vertical construction.

Gross assets

Gross assets are equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Definitions and Other Information (continued)
(Unaudited)
Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the quotient of the estimated amounts of NOI and our investment in the property.  Our initial stabilized yield excludes the impact of leverage.  Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our initial stabilized yields on a cash basis.  Our estimates for initial cash and GAAP yields, and total costs at completion, represent our initial estimates at the commencement of the project.  We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield - cash basis: reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed.

•	Initial stabilized yield - GAAP basis: reflects cash rents, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

Average cash yield reflects cash rents, including contractual rent escalations after the initial rental concessions have elapsed, calculated on a straight-line basis.

Interest coverage ratio

Interest coverage ratio is the ratio of Adjusted EBITDA to cash interest.  This ratio is useful to investors as an indicator of our ability to service our cash interest obligations.  See fixed charge coverage ratio for calculation of cash interest.  The following table summarizes the calculation of the interest coverage ratio:

	Three Months Ended
(dollars in thousands)	9/30/2013		6/30/2013		3/31/2013	12/31/2012	9/30/2012
Adjusted EBITDA	$102,887		$99,927		$98,941	$102,219	$95,652
Cash interest	$30,319		$29,126		$29,540	$30,223	$31,273
Interest coverage ratio – quarter annualized	3.4	x	3.4	x	3.3x	3.4x	3.1x
Interest coverage ratio – trailing 12 months	3.4	x	3.3	x	3.2x	3.2x	3.2x

Net debt

Net debt is equal to the sum of total debt less cash, cash equivalents, and restricted cash.

NOI

NOI is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss (gain) on early extinguishment of debt, impairment of land parcel, depreciation and amortization, interest expense, and general and administrative expense.  We believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects primarily those income and expense items that are incurred at the property level.  Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets.  NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe NOI is useful to investors as a performance measure, because when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  NOI excludes certain components from income from continuing operations in order to provide results that are more closely related to the results of operations of our properties.  For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Real estate impairments have been excluded in deriving NOI because we do not consider impairment losses to be property level operating expenses.  Real estate impairment losses relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses.  Our real estate impairments represent the write down in the value of the assets to the estimated fair value less cost to sell.  These impairments result from investing decisions and the deterioration in market conditions that adversely impact underlying real estate values.  Our calculation of NOI also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to the timing of corporate strategy.  Property operating expenses that are included in determining NOI consist of costs that are related to our operating properties, such as utilities, repairs and maintenance, rental expense related to ground leases, contracted services, such as janitorial, engineering, and landscaping, property taxes and insurance, and property level salaries.  General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.  NOI presented by us may not be comparable to NOI reported by other equity REITs that define NOI differently.  We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  NOI should not be considered as an alternative to income from continuing operations as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions.

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ALEXANDRIA REAL ESTATE EQUITIES, INC.
September 30, 2013

Definitions and Other Information (continued)
(Unaudited)
Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including assets acquired, properties placed into redevelopment and development, and projects delivered into operations from redevelopment and development, the consolidated total rental revenues, tenant recoveries and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent active development and active redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”). Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total market capitalization

Total market capitalization is equal to the sum of outstanding shares of series E cumulative convertible preferred stock and common stock multiplied by the related closing price of each class at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock and total debt.

Unencumbered NOI as a percentage of total NOI

Unencumbered NOI as a percentage of total NOI is a non-GAAP financial measure that we believe is useful to investors as a performance measure of our results of operations of our unencumbered real estate assets, as it reflects primarily those income and expense items that are incurred at the unencumbered property level.  We use unencumbered NOI as a percentage of total NOI in order to assess our compliance with our financial covenants under our debt obligations because the measure serves as a proxy for a financial measure under such debt obligations.  Unencumbered NOI is derived from assets classified in continuing operations which are not subject to any mortgage, deed of trust, lien, or other security interest as of the period for which income is presented.  Unencumbered NOI for periods prior to the three months ended September 30, 2013, has been reclassified to conform to current period presentation related to discontinued operations.

	Three Months Ended					Nine Months Ended
(dollars in thousands)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Unencumbered NOI	$76,864	$75,225	$71,402	$74,680	$71,349	$223,491	$212,371
Encumbered NOI	34,024	32,687	33,754	30,698	27,298	100,465	85,025
Total NOI from continuing operations	$110,888	$107,912	$105,156	$105,378	$98,647	$323,956	$297,396
Unencumbered NOI as a percentage of total NOI	69%	70%	68%	71%	72%	69%	71%

Weighted average interest rate for capitalization

The weighted average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate swap agreements, amortization of debt discounts/premiums, amortization of loan fees, and other bank fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate swap agreements, and the amount of loan fee amortization.

Weighted average shares for calculating FFO, FFO, as adjusted, and AFFO per share

Weighted average shares of common stock outstanding for calculating FFO, FFO, as adjusted, and AFFO per share attributable to Alexandria’s common stockholders represent the weighted average of common shares outstanding during the period, calculated as follows:.

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Weighted average shares – basic	70,900,274	66,972,892	63,161,319	63,091,781	62,364,210	67,040,081	61,847,023
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% unsecured senior convertible notes	5,470	6,146	6,146	6,146	6,087	5,920	6,087
Dilutive effect of stock options	—	—	—	—	—	—	448
Weighted average shares – diluted	70,905,744	66,979,038	63,167,465	63,097,927	62,370,297	67,046,001	61,853,558

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